                                                                EXHIBIT 10.14.1
===============================================================================

                                 $175,000,000

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of November 19, 1999

                                     among

                            TELERGY OPERATING, INC.

                                as the Borrower

                                      and

                           THE LENDERS NAMED HEREIN

                                      and

                             BANK OF AMERICA, N.A.
                          as the Administrative Agent

                                      and

                                   CIBC INC.
                             as Syndication Agent

                                      and

                             ROYAL BANK OF CANADA
                            as Co-Syndication Agent

                                      and

                        TORONTO DOMINION (TEXAS), INC.
                            as Documentation Agent

                                      and

                           CIBC WORLD MARKETS, INC.
                              as Co-Lead Arranger

                                      and

                        BANK OF AMERICA SECURITIES LLC
                                      as
                              as Co-Lead Arranger

================================================================================

                            Exhibits and Schedules
Exhibits

Exhibit A        -  Form of Assignment and Acceptance
Exhibit B        -  Form of Note
Exhibit C        -  Form of Borrowing Notice
Exhibit D        -  Form of Borrowing Base Certificate
Exhibit E        -  Form of Compliance Certificate
Exhibit F        -  Form of Application for Standby Letter of Credit
Exhibit G        -  Notice of Continuation/Conversion

Schedules

Schedule 1.01(a) -  Material Right-of-Way Agreements
Schedule 4.08    -  Subsidiaries
Schedule 4.18    -  Insurance
Schedule 7.02    -  Debt for Borrowed Money of the Borrower and its Subsidiaries
Schedule 7.03    -  Liens
Schedule 7.05    -  Investments
Schedule 7.08    -  Affiliate Transactions
Schedule 7.11    -  Conversion Rights, Warrants and Options
Schedule 7.15    -  Phase I Optical Fiber Routes

                               TABLE OF CONTENTS
                              ARTICLE I Definitions

      SECTION 1.01.     Defined Terms........................................1
      SECTION 1.02.     Terms Generally.....................................23

                          ARTICLE II The Revolving Loan
      SECTION 2.01.     The Loan............................................23
      SECTION 2.02.     Making Advances.....................................24
      SECTION 2.03.     Evidence of Debt....................................25
      SECTION 2.04.     Fees................................................26
      SECTION 2.05.     Reduction of Commitment.............................26
      SECTION 2.06.     Prepayments.........................................27
      SECTION 2.07.     Mandatory Repayment.................................28
      SECTION 2.08.     Interest............................................28
      SECTION 2.09.     Default Interest....................................29
      SECTION 2.10.     Continuation and Conversion Elections...............29
      SECTION 2.11.     Funding Losses......................................30
      SECTION 2.12.     Computations and Manner of Payments.................31
      SECTION 2.13.     Sharing of Payments.................................32
      SECTION 2.14.     Yield Protection....................................32
      SECTION 2.15.     Taxes...............................................34
      SECTION 2.16.     Collateral and Collateral Call......................36
      SECTION 2.17.     Conditions Precedent to the Increase
                        of the Commitment...................................37

                          ARTICLE III Letters of Credit
      SECTION 3.01.     Issuance of Letters of Credit.......................40
      SECTION 3.02.     Letters of Credit Fee...............................40
      SECTION 3.03.     Reimbursement Obligations...........................41
      SECTION 3.04.     Lenders' Obligations................................42
      SECTION 3.05.     Administrative Agent's Obligations..................43
      SECTION 3.06      Reinstatement.......................................43

                         ARTICLE IV Representations and Warranties
      SECTION 4.01.     Organization; Powers................................44
      SECTION 4.02.     Authorization.......................................44
      SECTION 4.03.     Enforceability......................................44
      SECTION 4.04.     Governmental Approvals..............................45
      SECTION 4.05.     Financial Statements................................45
      SECTION 4.06.     No Material Adverse Change..........................45
      SECTION 4.07.     Title to Properties; Possession Under Leases........45
      SECTION 4.08.     The Subsidiaries. ..................................46
      SECTION 4.09.     Litigation; Compliance with Laws....................46
      SECTION 4.10.     Agreements..........................................46
      SECTION 4.11.     Federal Reserve Regulations.........................47

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      SECTION 4.12.     Investment Company Act; Public Utility Holding
                        Company Act.........................................47
      SECTION 4.13.     Use of Proceeds.....................................47
      SECTION 4.14.     Tax Returns.........................................47
      SECTION 4.15.     No Material Misstatements...........................47
      SECTION 4.16.     Employee Benefit Plans..............................48
      SECTION 4.17.     Solvency............................................48
      SECTION 4.18.     Insurance...........................................48
      SECTION 4.19.     Environmental Matters...............................48
      SECTION 4.20.     Year 2000 Compliance................................49

                         ARTICLE V Conditions of Lending
      SECTION 5.01.     Closing Date.  .....................................50
      SECTION 5.02.     Conditions Precedent to All Advances and Letters
                        of Credit...........................................52

                         ARTICLE VI Affirmative Covenants
      SECTION 6.01.     Existence; Businesses and Properties................53
      SECTION 6.02.     Insurance...........................................53
      SECTION 6.03.     Obligations and Taxes...............................53
      SECTION 6.04.     Financial Statements, Reports, etc..................54
      SECTION 6.05.     Litigation and Other Notices........................55
      SECTION 6.06.     Employee Benefits...................................55
      SECTION 6.07.     Maintaining Records; Access to Properties and
                        Inspections.........................................55
      SECTION 6.08.     Use of Proceeds.....................................56
      SECTION 6.09.     Compliance with Environmental Laws..................56
      SECTION 6.10.     Year 2000 Compliance................................56
      SECTION 6.11.     Survival of Representations and Warranties, etc.....56

                          ARTICLE VII Negative Covenants
      SECTION 7.01.     Financial Covenants of the Borrower.................57
      SECTION 7.02.     Debt for Borrowed Money.............................60
      SECTION 7.03.     Liens...............................................61
      SECTION 7.04.     Sale and Lease Back Transactions....................62
      SECTION 7.05.     Investments, Acquisitions, Loans and Advances.......62
      SECTION 7.06.     Mergers, Consolidations and Sales of Assets.........63
      SECTION 7.07.     Restricted Payments.................................64
      SECTION 7.08.     Transactions with Affiliates........................65
      SECTION 7.09.     Limitation on Restrictive Agreements................65
      SECTION 7.10.     Amendments to Organizational Documents and
                        Material Agreements.................................66
      SECTION 7.11.     Issuances of Capital Stock..........................66
      SECTION 7.12.     Subsidiaries of the Borrower that are not Wholly Owned
                        Subsidiaries........................................67
      SECTION 7.13.     ERISA...............................................67
      SECTION 7.14.     Right-Of-Ways.......................................67
      SECTION 7.15.     Fiber Dispositions..................................67


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
                        ARTICLE VIII Events of Default
      SECTION 8.01.     Events of Default...................................68
      SECTION 8.02.     Remedies Upon Default...............................72
      SECTION 8.03.     Cumulative Rights...................................72
      SECTION 8.04.     Waivers.............................................72
      SECTION 8.05.     Performance by Administrative Agent or any Lender...73
      SECTION 8.06.     Expenditures........................................73
      SECTION 8.07.     Control.............................................73

                        ARTICLE IX The Administrative Agent
      SECTION 9.01.     Authorization and Action............................73
      SECTION 9.02.     Administrative Agent's Reliance, Etc................74
      SECTION 9.03.     Bank of America, N. A. and Affiliates...............74
      SECTION 9.04.     Lender Credit Decision..............................74
      SECTION 9.05.     Indemnification by Lenders..........................75
      SECTION 9.06.     Successor Administrative Agent......................75

                        ARTICLE X Miscellaneous
      SECTION 10.01.    Waivers; Amendment..................................76
      SECTION 10.02.    Notices.............................................77
      SECTION 10.03.    Binding Effect......................................78
      SECTION 10.04.    Successors and Assigns..............................78
      SECTION 10.05.    Expenses; Indemnity.................................80
      SECTION 10.06.    Right of Setoff.....................................81
      SECTION 10.07.    Applicable Law......................................82
      SECTION 10.08.    Survival of Agreement...............................82
      SECTION 10.09.    Interest Rate Limitation............................82
      SECTION 10.10.    ENTIRE AGREEMENT....................................83
      SECTION 10.11.    WAIVER OF JURY TRIAL................................83
      SECTION 10.12.    Severability........................................83
      SECTION 10.13.    Counterparts........................................83
      SECTION 10.14.    Headings............................................83
      SECTION 10.15.    Jurisdiction; Consent to Service of Process.........84
      SECTION 10.16.    Release of Collateral...............................84
      SECTION 10.17.    Amendment, Restatement, Extension, Renewal
                        and Increase........................................84

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

                            TELERGY OPERATING, INC.

                                 $175,000,000

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of November 19, 1999, among TELERGY OPERATING, INC., a Delaware corporation, (the "Borrower"), the Lenders (as defined in Article I hereof), and BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, as CIBC INC. as Co-Syndication Agent, ROYAL BANK OF CANADA as Co-Syndication Agent, TORONTO DOMINION (TEXAS), INC., as Documentation Agent, CIBC WORLD MARKETS, INC. AS Co-Lead Arranger and BANK OF AMERICA SECURITIES LLC as Co-Lead Arranger.

      WHEREAS, Telergy, Inc., a New York corporation (the "Original Borrower") and Bank of America, N.A. (formerly NationsBank, N.A.) entered into a Credit Agreement, dated May 18,1999.

      WHEREAS, on July 12, 1999, the Original Borrower and the Lenders amended and restated the Credit Agreement (the "Original Credit Agreement").

      WHEREAS, the Original Borrower has reorganized its corporate structure and the Original Borrower and the Borrower have requested a second amended and restated credit agreement to provide for a loan facility of $175,000,000, which may be increased to up to $200,000,000 and the replacement of the Original Borrower with the Borrower subject to the terms and conditions of this Agreement.

      WHEREAS, Administrative Agent and the Lenders are willing to extend such credit to the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

      SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

      "Advance" means an advance made by a Lender to the Borrower pursuant to
Section 2.01 hereof.

      "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, provided that, with respect to the Parent, the Borrower and their Subsidiaries, the term Affiliate shall not include any Person that owns any of the Excluded Stock solely because of the ownership of such Excluded Stock, nor shall it include a specified Person solely because such Person is a member of the Board of Directors.

      "Agreement" means this credit agreement, as hereafter amended, modified, or supplemented in accordance with its terms.

      "Applicable Law" means in respect of any Person, all provisions of Laws of Tribunals and Governmental Authorities applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, including, without limitation, the Communications Act and all laws and regulations of any applicable PUC applicable to such Person.

      "Applicable Margin" means (i) with respect to the Base Rate Advances, 3.000% per annum and (ii) with respect to LIBOR Advances, 4.000% per annum.

      "Application" means an application for standby Letter of Credit in the form of Exhibit F hereto.

      "Asset Disposition" means the sale or disposition of assets outside the ordinary course of business, and in any event, a Fiber Disposition shall not be classified as an Asset Disposition.

      "Assignee" has the meaning ascribed thereto in Section 10.04 hereof.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit A hereto as each such agreement may be amended, modified, extended, restated, renewed, substituted or replaced from time to time.

      "Auditor" means the independent certified public accountants of national recognized standing selected by the Borrower or other independent certified public accountants selected by the Borrower and acceptable to Administrative Agent.

      "Available Commitment" means the lesser of (a) the Borrowing Base and (b) the Commitment.

      "Bank Affiliate" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

      "Bank of America" means Bank of America, N.A.

      "Base Rate Advance" means an Advance bearing interest at the Base Rate.

      "Base Rate" means, for any day, a rate per annum equal to the lesser of
(a) the then Highest Lawful Rate and for such day (b) the sum of the Applicable Margin plus the greater of (i) the sum of Federal Funds Rate in effect plus 0.50% and (ii) the rate of interest as then in effect announced publicly by Bank of America, N.A. in Dallas, Texas as its U.S. dollar prime commercial lending rate (such rate may or may not be the lowest rate of interest charged by Bank of America from time to time). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Federal Funds Rate or the prime rate to account for such change.

      "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" means Telergy Operating, a Wholly-Owned Subsidiary of the
Parent.

      "Borrowing" means a borrowing under the Loan of the same Type made on the same day.

      "Borrowing Base" means the greater of the (a) Contributed Capital Borrowing Base and the (b) Net PP&E Borrowing Base.

      "Borrowing Base Certificate" means a borrowing base certificate in the form of Exhibit D showing the calculation of the Borrowing Base as required by the provisions of Article V hereof.

      "Borrowing Notice" has the meaning ascribed thereto in Section 2.02(a) hereof.

      "Business Day" means any day other than a Saturday, Sunday or day on which banks in Dallas, Texas or New York, New York are authorized or required by Law to close and, if the applicable day relates to any notice, payment or calculation related to a LIBOR Advance, in London, England are authorized or required by Law to close.

      "Capital Expenditures" means the aggregate amount of all purchases or acquisitions of items considered to be capital items under GAAP, and in any event shall include the aggregate amount of items leased or acquired under Capital Lease Obligations at the cost of the items.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, of membership interests in any Person that is a limited liability company, and of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

      "Cash Dark Fiber Sales" means for the Parent, the Borrower and their Subsidiaries, the gross cash received from all Fiber Dispositions by the Parent, the Borrower and their Subsidiaries on or after the date of this Agreement.

      "Change in Control" means the occurrence of any one of the following events: (a) none of Brian P. Kelly, Kevin J. Kelly or William M. Kelly, Jr. shall be actively serving as an executive officer of the Parent and devoting the full amount of his business time to the business and affairs of the Parent, provided that, if (i) none of Brian P. Kelly, Kevin J. Kelly or William M. Kelly, Jr. shall be actively serving as an executive officer of the Parent and devoting the full amount of his business time to the business and affairs of the Parent and (ii) a suitable replacement reasonably acceptable to the Administrative Agent and the Majority Lenders has been retained within 60 days after the date that all of the foregoing persons cease to serve in such capacity, then no Change of Control will be deemed to have occurred; or (b) Brian P. Kelly, Kevin J. Kelly or William M. Kelly, Jr. and all Related Persons shall in the aggregate own and control less than 30% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Parent; or (c) the acquisition by a "person" or related group (within the meaning of Section 13(d)(3) of Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or any successor provisions to either of the foregoing and including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Brian P. Kelly, Kevin J. Kelly or William Kelly, Jr. or any Related Persons, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), or any successor provision) of 33% or more of the Voting Stock of the Parent, measured by the voting power of Voting Stock aggregating 33% or more of the total number of votes eligible to be voted at such time rather than the number of shares outstanding at such time.

      "Closing Date" means the date hereof.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" has the meaning ascribed thereto in Section 2.16 hereof.

      "Commitment" means $175,000,000, as such amount may be increased prior to March 31, 2000 in accordance with the terms of Section 2.17 hereof, and as such amount may be reduced from time to time or terminated pursuant to Sections 2.05,
2.07 or 8.02 hereof.

      "Commitment Fees" means each of the fees described in Sections 2.04(a) and 2.04(b) hereof.

      "Communications Act" means, collectively, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and as further amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

      "Compliance Certificate" means a compliance certificate, in form of Exhibit E hereof, showing the calculations to evidence compliance by the Parent, Borrower and their Subsidiaries with the terms of Section 7.01 hereof and certifying that there exists no Default or Event of Default at the time of delivery thereof, or if a Default or an Event of Default exists, specifying the nature and extent thereof and the corrective action taken or proposed to be taken with respect thereto.

      "Consequential Loss," with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) (subject to Administrative Agent's prior consent), a LIBOR Advance made on a date other than the date on which the Advance is to be made according to Section 2.02(a) or Section 2.10 hereof to the extent such Advance is made on such other date at the request of the Borrower other than as a result of the Borrower's failure to meet the conditions precedent to such Advance, or (c) any of the circumstances specified in Section 2.04, Section 2.05 and Section 2.06 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Section 2.05, Section 2.06, and Section 2.10 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest or other earnings earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus
(ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of manifest error, conclusive and binding.

      "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation but excluding any endorsement of checks, drafts and other instruments in the ordinary course of business, provided that this definition shall not include Guarantees by the Parent, the Borrower or their Subsidiaries of any obligations of the Parent, the Borrower or its Wholly Owned Subsidiaries or Telergy Central.

      "Continue," "Continuation" and "Continued" each refer to the continuation pursuant to Section 2.10 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

      "Contributed Capital Borrowing Base" means, at any time, (a) 100% of the aggregate amount of cash theretofore contributed to the capital of the Parent less (b) any outstanding obligations under secured vendor Debt agreements or purchase money secured Debt arrangements in connection with Telecommunications Equipment.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have the meanings correlative thereto.

      "Conversion Rights Agreement" means that certain Conversion Rights Agreement, dated April 24, 1998, as amended through July 15, 1999, between the Parent and Niagara Mohawk Energy, Inc.

      "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and, in any event, includes accrued Earn-Out Liabilities (in accordance with GAAP), Capital Lease Obligations, Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

      "Debt for Borrowed Money" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Debt for Borrowed Money of others secured by (or for which the holder of such Debt for Borrowed Money has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed but only to the extent of the lesser of the fair market value of such assets and the amount of such Debt for Borrowed Money so secured, (f) all Guarantees by such Person of Debt for Borrowed Money of others, (g) all Capital Lease Obligations of such Person, (h) all net obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (i) all obligations of such Person as an account party in respect to letters of credit and bankers' acceptances. The Debt for Borrowed Money of any Person shall include the Debt for Borrowed Money of any partnership in which such Person is a general partner.

      "Debtor Relief Laws" means applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

      "Default" means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend or a dividend in options, warrants or other rights to acquire common Capital Stock of a Person) on, or the making of any distribution to any holder of, any partnership interest or shares of Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or Capital Stock or other equity interest of such Person (or the establishment of a sinking fund or otherwise setting aside of funds for any such purpose).

      "dollars" or "$" means lawful money of the United States of America.

      "Earn-Out Liabilities means, with respect to the Parent, the Borrower and their Subsidiaries, any unsecured contingent liability of the Parent, the Borrower or their Subsidiaries incurred in connection with any acquisitions permitted under Section 7.05 hereof, which such contingent liability (a) constitutes a portion of the purchase price for the property acquired but is not an amount certain, (b) is only payable based on the performance of the acquired property and in an amount based only on the performance of the acquired property and (c) is not subject to any acceleration right (other than those rights in existence as of the date hereof).

      "EBITDA" means, with respect to the Parent, the Borrower and their Subsidiaries on a consolidated basis for any period, the consolidated net income for such period, computed in accordance with GAAP, plus, to the extent deducted in computing such consolidated net income and without duplication, the sum of
(a) income tax expense for such period, (b) interest expense for such period,
(c) depreciation and amortization expense for such period, and (d) extraordinary losses during such period minus, to the extent added in computing such consolidated net income and without duplication, extraordinary gains during such period.

      "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

      "Environmental Claim" means any written notice by any Tribunal alleging liability for damage to the Environment, or by any Person alleging liability for personal injury (including sickness, disease or death) resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous material at, in or from property, whether or not owned by the Parent, the Borrower or any of their Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local Laws.

      "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a Plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Parent, the Borrower, any Subsidiary of the Parent, or an ERISA Affiliate from a Multiemployer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (d) the failure by the Borrower, the Parent, any Subsidiary of the Parent, or any ERISA Affiliate to make a payment to a Plan required under
Section 302 of ERISA, (e) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer a Plan.

      "Event of Default" shall have the meaning assigned to such term in Article VIII hereof, provided that there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Excluded Assets" means (i) the Specified Deposit Accounts, (ii) those assets of the Parent, the Borrower or their Subsidiaries securing Debt for Borrowed Money permitted by Section 7.02(c) to be incurred under the Nortel Credit Line and purchased with the proceeds of the Nortel Credit Line and the GATX Lease Agreement (and not any assets or properties that were not purchased with the proceeds of the Nortel Credit Line or the GATX Lease), but only for so long as such assets remain as collateral for the Nortel Credit Line or the GATX Lease, (iii) those assets owned by Telergy Canada, (iv) fiber and other related assets subject to an IRU which is not prohibited from disposition in accordance with the terms of Section 7.15 of this Agreement, (v) Right-of-Way Agreements,
(vi) those assets of the Parent, the Borrower or their Subsidiaries constituting a Right-of-Way, (vii) those assets of the Parent, the Borrower or their Subsidiaries that are prohibited by Applicable Law from securing the Obligations, but only for so long as such prohibition is effective, (viii) those assets of the Parent, the Borrower or their Subsidiaries securing Debt for Borrowed Money permitted by Section 7.02(e) or Section 7.02(f) and (ix) those assets of the Parent, the Borrower or their Subsidiaries which are the subject of Liens existing on the Closing Date which are described on Schedule 7.03 hereto, and resulting from the permitted refinancing of the related Debt for Borrowed Money, but only for so long as such assets remain as collateral for such Debt for Borrowed Money.

      "Excluded Stock" means (a) up to 25% of the Capital Stock of Telergy Central, which is not owned by Telergy Operating, (b) the Capital Stock of Telergy East, and (c) up to 34% of the Capital Stock of Telergy Canada, which may be increased to 66 2/3% of the Capital Stock of Telergy Canada as a result of the Telergy Canada Reorganization.

      "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

      "Federal Funds Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Fee Letters" means those certain fee letters, dated November 19, 1999, executed by Borrower in connection with this Agreement, and any other fee letters executed from time to time after the date of this Agreement among the Borrower, the Administrative Agent and the Lenders, as each may be amended, extended, increased, revised or substituted from time to time.

      "Fees" means the Commitment Fee and the fees set forth in the Fee Letters.

      "Fiber Projection Schedule" means those projections set forth on Section 7.01(b) hereto.

      "Fiber Disposition" means any sale, transfer, lease, grant of IRU, conveyance or other disposition of any interest in dim, dark or lit fiber of the Parent, the Borrower or any of their Subsidiaries to a Person other than a Wholly Owned Subsidiary of the Parent, the Borrower and their Subsidiaries or Telergy Central.

      "GAAP" means (i) for purposes of determining compliance with the covenants set forth in Article VII of this Agreement, United States generally accepted accounting principles as in effect on the date hereof, and (ii) for all other purposes, United States generally accepted accounting principles as in effect on the date of determination.

      "GATX Lease Agreement" means that certain Master Equipment Lease Agreement, dated as of September 15, 1999, by and among GATX Telecom Investors I, L.L.C., Telergy Network Services, Inc. and the Parent.

      "Global Preferred Stock" means the shares of Series A Redeemable Preferred Stock of par value $0.0001 per share issued to GC Dev. Co., Inc.

      "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality, Tribunal or regulatory body, including, without limitation, the FCC and all PUCs.

      "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt for Borrowed Money of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt for Borrowed Money or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt for Borrowed Money, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt for Borrowed Money of the payment of such Debt for Borrowed Money, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt for Borrowed Money, or (d) to guaranty the obligations, payments by or performance of, a Person that is not a direct or indirect Wholly Owned Subsidiary or Telergy Central; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantors" means Parent, Telergy Parkway and each newly formed Subsidiary of the Parent.

      "Hazardous Materials" means all materials subject to regulation under any Environmental Law, including without limitation material listed in 49 C.F.R. ss. 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

      "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C.ss. 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.ss. 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C.ss.6901 et seq., and the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq.

      "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

      "Indemnitee" has the meaning ascribed thereto in Section 10.05 hereof.

      "Interest Hedge Agreements" means any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility, or foreign currency hedge, exchange or similar agreements, on terms and conditions reasonably acceptable to Administrative Agent (evidenced by Administrative Agent's consent in writing), as such agreements or arrangements may be modified, supplemented and in effect from time to time, and notwithstanding the above, Interest Hedge Agreements may include fixed rate Debt for Borrowed Money.

      "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date an Advance is made or continued as or converted into a LIBOR Advance and ending one, two, three, six or, to the extent available as determined by the Administrative Agent after consultation with the Lenders, twelve months thereafter (as the Borrower shall select) provided, however, that:

            (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

            (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

            (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

      "Investment" has the meaning ascribed thereto in Section 7.05 hereof.

      "IRU" means an indefeasible right to use dark, dim or lit fiber or telecommunications capacity, including the right to use the related transport and network equipment, if any.

      "Issuing Bank" means Bank of America, N.A.

      "Law" means any applicable constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Governmental Authority.

      "Lenders" means the lenders listed on the signature pages of this Agreement, and each Assignee which hereafter becomes a party to this Agreement pursuant to Section 10.04 hereof, for so long as any such Person is owed any portion of the Obligations or obligated to make any Advances.

      "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of such Lender, branch or affiliate identified as such on the signature pages hereof, and (b) subsequently, such other office of such Lender, branch or affiliate as such Lender may designate to the Borrower and Administrative Agent as the office from which the Advances of such Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fees will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Rate Advances and LIBOR Advances.

      "Letter of Credit" means collectively those direct pay or standby commercial letters of credit issued pursuant to Article III hereof, and any other letters of credit issued by Issuing Bank for the account of the Parent, the Borrower or the Subsidiaries of the Borrower.

      "Letter of Credit Commitment" means, on any date of determination, an amount equal to the lesser of (a) $5,000,000 and (b) the Available Commitment minus the sum of all outstanding Advances and the undrawn face amount of all outstanding Letters of Credit.

      "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

      "LIBOR Rate" means a simple per annum interest rate equal to the lesser of
(a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate Basis plus the Applicable Margin. Once determined, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

      "LIBOR Rate Basis" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate Basis" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and
(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

      "Loan" means that certain revolving loan made by the Lenders to the Borrower in accordance with the terms and provisions of Section 2.01 hereof and this Agreement.

      "Loan Papers" means this Agreement, each Note, all pledge agreements, security agreements, guaranties of the Obligations executed by the Guarantors, Fee Letters, financing statements, all Assignment and Acceptances, post-closing letters, Letters of Credit, applications, mortgages, deeds of trust and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any Person in connection with this Agreement or in connection with a grant of security for the Obligations hereunder, granting Collateral or otherwise, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

      "Majority Lenders" means, on any date of determination, any combination of Lenders having collectively at least 51% of the aggregate amount of the outstanding Advances under the Loan, provided that, if there are no outstanding Advances under the Loan, "Majority Lenders" means, on any date of determination, any combination of Lenders having collectively at least 51% of the aggregate Commitment, provided further, that
(i) if there are three or fewer Lenders, "Majority Lenders" shall mean 100% of such Lenders and (ii) if there are more than three Lenders, "Majority Lenders" shall mean the greater of (A) three Lenders or (B) any combination of Lenders having collectively at least 51% of the aggregate amount of the outstanding Advances under the Loan, provided that, if there are no outstanding Advances under the Loan, "Majority Lenders" means, on any date of determination, any combination of Lenders having collectively at least 51% of the aggregate Commitment.

      "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, or financial condition of the Parent, the Borrower and their Subsidiaries taken as a whole, (b) material impairment of the ability of the Parent, the Borrower and their Subsidiaries to perform any of their material obligations under this Agreement or under any other Loan Paper or (c) material impairment of the enforceability of any material provision of this Agreement, any other Loan Paper or the Loan.

      "Material Right-of-Way Agreements" means those certain Right-of-Way Agreements described on Schedule 1.01(a) hereto.

      "Maturity Date" means November 19, 2002, or such earlier date as the Obligations may become due and payable in full (whether by scheduled reduction, acceleration, termination or otherwise).

      "Maximum Amount" means the maximum amount of interest which, under Applicable Law, the Administrative Agent or any Lender is permitted to charge on the Obligations.

      "M&T Bank" means Manufacturers and Traders Trust Co., a New York banking corporation, with its principal banking office at One M&T Plaza, Buffalo, NY 14240.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net PP&E Borrowing Base" means, at any time, (a) 100% of the then aggregate cost of all Telecommunications Equipment, provided, however, that if the invoice date of any item of Telecommunications Equipment is a date which is more than 36 months prior to the date of determination, such item shall be valued for purposes of this clause (a) at the appraised value thereof as determined by a third party appraiser selected by Borrower and approved by Administrative Agent in the Administrative Agent's reasonable discretion, or if no such appraisal shall have been delivered to the Administrative Agent, zero less (b) any outstanding obligations under secured vendor debt agreements or comparable secured Debt arrangements in connection with Telecommunications Equipment.

      "Net Proceeds" means with respect to any Asset Disposition or Fiber Disposition (i) the gross amount of any cash proceeds paid to or received by the Parent, the Borrower or their Subsidiaries in respect of such Asset Disposition or Fiber Disposition, less (ii) the amount, if any, of (x) taxes paid in connection with such Asset Disposition or Fiber Disposition or taxes which the Parent, the Borrower or such Subsidiary in good faith expects to be paid in the taxable year in which such Asset Disposition or Fiber Disposition shall occur or in the next taxable year, (y) reasonable and customary fees, discounts, commissions, costs and other expenses (other than those payable to the Parent, the Borrower or their Affiliates), which are incurred in connection with such Asset Disposition or Fiber Disposition and are payable by the Parent, the Borrower or their Subsidiaries, (z) the amount of reserves established by Parent, the Borrower or such Subsidiary to fund Contingent Liabilities reasonably estimated to be payable; provided that to the extent such Contingent Liabilities do not become payable, the remainder of such reserves shall be deemed to be "Net Proceeds" and (aa) in the case of an Asset Disposition, proceeds required to discharge Liens in respect of such assets or properties permitted by Section 7.03 hereof.

      "Network Services" means Telergy Network Services, Inc., a New York corporation.

      "Nortel Credit Line" means the credit line of the Parent with Nortel Networks, Inc. ("Nortel"), guaranteed by Telergy Network Services, Inc., in the maximum outstanding amount of $30,000,000, for the purpose of financing the Borrower and its Subsidiaries' purchase of equipment from Nortel.

      "Nortel Note" means that certain promissory note executed by the Borrower and payable to Nortel Networks, Inc., in the amount of $15,000,000, as such note exists on the Closing Date.

      "Note" means a promissory note duly executed by the Borrower, Telergy Central, Telergy Metro and Network Services, payable to the order of a Lender in the amount of such Lender's Specified Percentage of the Loan in the form of Exhibit B hereto.

      "Notice of Conversion or Continuance Notice" has the meaning set forth in
Section 2.10(b) hereof.

      "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other Obligor to the Lenders, the Issuing Bank and the Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Agent for the preparation of this Agreement and consummation of the credit facility contemplated by this Agreement, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders, the Issuing Bank or the Administrative Agent in connection with the restructuring, workout or the enforcement or the collection of all or any part of the Obligations, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed under any Loan Paper by the Borrower, each other Obligor and any other Person (other than the Administrative Agent or the Lenders) to the Administrative Agent, the Issuing Bank or the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor or any other Person under any Debtor Relief Law).

      "Obligor" means the Borrower, the Parent, their Subsidiaries and any other Person liable to the Lenders under the Loan Papers.

      "Operating Agreements" means the Telergy Central Operating Agreement and the Telergy East Operating Agreement.

      "Original Credit Agreement" has the meaning ascribed thereto in the preamble of this Agreement.

      "Parent" means Telergy, Inc., a New York corporation.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "Permitted Investments" means:

      (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

      (b) Commercial paper maturing not more than 90 days after the date of acquisition, issued by U.S. corporations (other than Affiliates of the Borrower) that have a rating of A-2/P-1 or A-1/P-2 or better by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.;

      (c) time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has a capital surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act);

      (d) securities with maturities of 12 months or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by an political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or "A" by Moody's Investors Service, Inc.;

      (e) Investments that are in existence on the Closing Date and described on
Schedule 7.05 hereto;

      (f) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, and prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business.

      "Permitted Liens" means, as applied to any Person:

      (a) any Lien in favor of the Administrative Agent or the Lenders to secure the Obligations hereunder;

      (b) (i) Liens on real estate for real estate taxes not yet delinquent or claims being diligently contested in good faith, (ii) Liens created by lease agreements, licenses or similar interests, or by statute or common law to secure the payments of rental, license amounts or similar amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests, licenses or similar interests created by the lessor, licensee or grantor thereunder in favor of any mortgagee of the leased premises, and (iv) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or remain payable without penalty or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

      (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and in addition to the foregoing, Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business that in the aggregate do not secure liabilities in excess of $500,000 outstanding at any one time;

      (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

      (e) Liens in respect of easements, right-of-way, franchise agreements, zoning restrictions, servitudes, matters of public record, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person as being conducted;

      (f) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards in accordance with GAAP, (ii) such judgments or awards shall be fully insured (subject to deductibles) and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Majority Lenders;

      (g) Any Liens existing on the Closing Date which are described on Schedule
7.03 hereto and not otherwise described elsewhere in the definition of Permitted Liens, and Liens resulting from the refinancing of the related Debt for Borrowed Money, provided that the Debt for Borrowed Money secured thereby shall not be increased and the Liens shall not cover additional assets of the Parent, the Borrower or their Subsidiaries;

      (h) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

      (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor or deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Board of Governors or any governmental authority succeeding to any of its principal functions, and (ii) such deposit account is not intended by the Borrower to provide collateral to the depository institution; and

      (j) Liens arising under any applicable Environmental Law, provided that such Liens are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on such Person's books, but only for so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto.

      "Permitted Refinancing Indebtedness" means Debt for Borrowed Money of the applicable Obligor to the extent all of the proceeds thereof are used to refinance Debt for Borrowed Money of such Obligor permitted to exist under
Section 7.02 hereof, provided that both before and after giving effect to the incurrence of such Debt for Borrowed Money, the Borrower is in pro forma compliance with the terms of this Agreement, and provided further that (i) the terms of such new Debt for Borrowed Money are no more restrictive than the refinanced Debt for Borrowed Money or the Loans, (ii) the final maturity and the weighted average life to maturity of such new Debt for Borrowed Money is no shorter than the Debt for Borrowed Money being refinanced, (iii) the only Person obligated on such refinanced Debt for Borrowed Money is the original Person obligated on such Debt for Borrowed Money, and (iv) the priority of any such new Debt for Borrowed Money shall remain unchanged (if such Debt for Borrowed Money to be refinanced is subordinated, the subordination provisions remain unchanged in the new refinanced Debt for Borrowed Money).

      "Person" means any natural person, corporation, business trust, joint venture, association, limited liability company, other company, partnership or government, or any agency or political subdivision thereof.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pledged Stock" means all of the Capital Stock of the Borrower and the Subsidiaries of the Borrower and the Parent, except Excluded Stock.

      "PP&E" means with respect to the Parent, the Borrower and their consolidated Subsidiaries on any date of determination, the value of the gross property, plant and equipment of the Parent, the Borrower and their Subsidiaries on such date, as determined in accordance with GAAP and disclosed on the Parent's most recently delivered financial statements in accordance with the terms of Section 6.04 hereof.

      "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution or assets upon any voluntary or involuntary liquidation or dissolution of any such corporation, over shares of Capital Stock of any other class of such corporation.

      "Property" or "Properties" means all types of real, personal, tangible, intangible or mixed property, whether owned in fee simple or leased.

      "Private Offering" means the proposed private offering of the Capital Stock of the Parent in a maximum amount of twenty million dollars in shares of Capital Stock of the Parent, for the purchase price of $120 per share.

      "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any network facility or long distance telecommunications systems or over Persons who own, construct or operate a network facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

      "Quarterly Date" means the last Business Day of each March, June, September and December until the Obligations have been paid in full.

      "Ratable" means, as to any Lender, in accordance with its Specified Percentage.

      "Refinancing Advance" means an Advance that is used to pay the principal amount of an existing Advance (or any portion thereof) at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

      "Related Persons" means (i) members of the immediate families of any of Brian P. Kelly, Kevin J. Kelly or William M. Kelly, Jr., (ii) any of their respective spouses, estates, lineal descendants, heirs, trusts for any of their benefit and charitable foundations to which shares of the Parent's Capital Stock beneficially owned by any of the foregoing have been transferred and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more of the Persons referred to in clauses (i) or (ii) above.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

      "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the Environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

      "Responsible Officer" of any corporation means any executive officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement and the other Loan Papers.

      "Restricted Payments" means, for the Parent, the Borrower and their Subsidiaries, (a) any direct or indirect Distribution, dividend or other payment on account of any equity interest in, or shares of, Capital Stock or other securities, of the Parent, the Borrower and their Subsidiaries (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto); (b) any management, consulting or other similar fees, or any interest thereon, payable by the Parent, the Borrower or their Subsidiaries to any Subsidiary of the Parent that is not a Wholly Owned Subsidiary, Telergy Central or any Affiliate of the Parent (or the establishment of any sinking fund or otherwise the setting aside of any funds with respect thereto), (c) loans or advances to employees and/or shareholders of the Parent, the Borrower and their Subsidiaries, except Investments permitted under Section 7.05 hereof and (d) payments of principal and/or interest, or the setting aside of funds with respect thereto, of any Total Debt of the Parent, the Borrower or their Subsidiaries except the Obligations.

      "Revenues" means, for any period of determination for the Parent, the Borrower and their Subsidiaries, the consolidated revenues for such period determined in accordance with GAAP.

      "Revenue Projection Schedule" means those projections set forth on Section 7.01(a) hereto.

      "Rights" means rights, remedies, powers, and privileges.

      "Right-of Way" means a right to use Property in installing
Telecommunications Equipment.

      "Right-of-Way Agreements" means agreements, documents or instruments that secure or evidence access to real property or rights-of-way for the purpose of constructing, installing or obtaining facilities in connection with the conduct of business by the Parent, the Borrower or any of their Subsidiaries.

      "Special Common Stock" means the Class A Common Stock of the Parent that is entitled to a current in-kind distribution held by Niagara Mohawk Energy, Inc. and certain accredited investors.

      "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, special counsel to Administrative Agent, or such other counsel selected by Administrative Agent from time to time.

      "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof as its Specified Percentage, or as adjusted or specified in any amendment of this Agreement or in any Assignment and Acceptance.

      "Stock Plan" means  the Parent's 1999 Incentive Compensation Plan.

      "Stock Rights" means all warrants, options, calls, puts, convertible debt or other conversion rights and other similar preferences in connection with the Capital Stock of the Parent, the Borrower and their Subsidiaries.

      "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

      "Telecommunications Equipment" means fiber optic cable, switches or other comparable switches, transmission equipment, and other ancillary equipment necessary for the installation and operation of a switch room or central office and co-location with other telecommunications providers which will enable the Parent, the Borrower or their Subsidiaries to offer telephony services and data
(DSL) services, as well as all software and hardware associated with the network operating center and back office systems (includes OSS, billing systems, and data services), together with all related support and installation costs associated with an operational system, provided that such costs are capitalized according to GAAP.

      "Telergy Canada" means Telergy Canada, Inc., a corporation currently organized in New Brunswick, Canada and a Subsidiary of Telergy Operating that is currently owned 100% by Telergy Operating.

      "Telergy Canada Reorganization" has the meaning ascribed thereto in
Section 7.06(a) hereof.

      "Telergy Central" means Telergy Central, LLC, a limited liability company organized in New York, New York and a Subsidiary of Telergy Operating that is currently owned 75% by Telergy Operating.

      "Telergy Central Operating Agreement" means that certain operating agreement entered into by and between the Parent and Plum Street Enterprises, Inc., a Delaware corporation (k/n/a Niagara Mohawk Energy, Inc.), dated as of April 24, 1998, with respect to the operations of Telergy Central, as such operating agreement may be in effect on the Closing Date.

      "Telergy East" means Telergy East, LLC, a limited liability company organized in New York, New York and that is currently owned 50% by Telergy Operating.

      "Telergy East Operating Agreement" means that certain operating agreement entered into by and between the Parent and Energy East Telecommunications, Inc., a Delaware corporation, dated as of June 10, 1998, with respect to the operations of Telergy East, as such operating agreement is in effect on the Closing Date.

      "Telergy Operating" means Telergy Operating, Inc., a corporation organized in Delaware and a Subsidiary of the Parent that is owned 100% by the Parent.

      "Telergy Parkway" means Telergy Parkway, Inc., a corporation organized in New York, New York and a Subsidiary of Telergy Operating that is owned 100% by Telergy Operating.

      "Total Debt" means, for the Parent, the Borrower and their Subsidiaries, all Debt for Borrowed Money of such Person and its consolidated subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Transactions" shall have the meaning assigned to such term in Section
4.02 hereof.

      "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

      "Type" refers to the distinction between Advances bearing interest at the Base Rate and LIBOR Rate.

      "Unavailable Commitment" means (a) prior to March 31, 2000, $25,000,000 (as such amount may be reduced from time to time as a result of the reallocation of any portion of the Unavailable Commitment to the Commitment in accordance with the terms of Section 2.17 hereof), and (b) on and after March 31, 2000, $0.00.

      "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

      "Wholly Owned Subsidiary" means, with respect to the Parent and the Borrower, one of their Subsidiaries of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the outstanding Capital Stock are, at the time any determination is being made, owned by the Parent or the Borrower or one or more of their Wholly Owned Subsidiaries or by the Parent or the Borrower and one or more of their Wholly Owned Subsidiaries.

      "Year 2000 Compliant" shall have the meaning ascribed thereto in Section
4.20 hereof.

      SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI hereof, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in
Section 4.05 hereof. Except where the context otherwise requires, (a) definitions imparting the singular shall include the plural and vice versa and
(b) all references to time are deemed to refer to Dallas, Texas time.

                                  ARTICLE II

                              The Revolving Loan

      SECTION 2.01. The Loan. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, from the Closing Date until the Maturity Date, to make Advances under the Available Commitment to the Borrower on any Business Day during the period from the Closing Date of this Agreement until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the difference between Available Commitment and the sum of (without duplication) (i) the undrawn face amount of all outstanding Letters of Credit, plus (ii) reimbursement obligations under Article III hereof, plus (iii) all Advances then outstanding; provided, however, that at no time shall the sum of (without duplication) (A) all outstanding Advances, plus (B) the undrawn face amount of all outstanding Letters of Credit, plus (C) reimbursement obligations under Article III hereof, exceed the Available Commitment. Subject to the terms and conditions of this Agreement, until the Maturity Date, the Borrower may borrow, repay and reborrow the Advances under the Available Commitment. The Borrower shall repay all outstanding Advances on the Maturity Date.

      SECTION 2.02.     Making Advances.

      (a) Each Borrowing of Advances shall be made upon the written notice of the Borrower, received by Administrative Agent not later than (i) 12:00 noon Dallas, Texas time, three Business Days prior to the proposed date of the Borrowing, in the case of LIBOR Advances, and (ii) not later than 10:00 a.m. Dallas, Texas time on the date of such Borrowing, in the case of Base Rate Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy, promptly confirmed by letter, in substantially the form of Exhibit C hereto specifying therein:

            (i) the date of such proposed Borrowing, which shall be a Business Day;

            (ii) the amount of such proposed Borrowing which, (A) shall not when aggregated together with (without duplication) the sum of (I) all other outstanding Advances, plus (II) the undrawn face amount of all outstanding Letters of Credit, plus (III) reimbursement obligations under Article III hereof, exceed the Available Commitment, and (B) shall, in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof and, in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof;

            (iii) the Type of Advances of which the Borrowing is to be comprised; and

            (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

      If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be one month. Each Lender shall, before 1:00 p.m. on the date of each Advance (other than a Refinancing Advance), make available to

                              Administrative Agent
                             Bank of America Plaza
                                901 Main Street
                                  14th Floor
                             Dallas, Texas  75202

such Lender's Specified Percentage of the aggregate Advances, to be made on that day in immediately available funds.

      (b) Unless any applicable condition specified in Article V hereof has not been satisfied, Administrative Agent will make the funds on Advances under the Loan promptly available to the Borrower (other than with respect to a Refinancing Advance) at such account as shall have been specified by the Borrower.

      (c) After giving effect to any Borrowing, (i) there shall not be more than five different Interest Periods in the aggregate in effect under the Loan and
(ii) the aggregate principal of the sum of (without duplication) (A) outstanding Advances, plus (B) the undrawn face amount of all outstanding Letters of Credit, plus (C) reimbursement obligations under Article III hereof, shall not exceed the Available Commitment.

      (d) No Interest Period for a Borrowing under the Loan shall extend beyond the Maturity Date.

      (e) Unless a Lender shall have notified Administrative Agent prior to the date of any Advance that it will not make available its Specified Percentage of any Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with Section 2.02(a), and Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and the Borrower agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of the Borrower, the Base Rate, and
(ii) in the case of such Lender, the Federal Funds Rate.

      (f) The failure by any Lender to make available its Specified Percentage of any Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of any Advance.

      (g) The Borrower shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure by the Borrower to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein or (ii) the Borrower's requesting that an Advance not be made on the date specified in the Borrowing Notice.

      SECTION 2.03. Evidence of Debt.

      (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from such Lender making its Specified Percentage of the Loan to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

      (b) The entries made in the accounts maintained pursuant to paragraph (a) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with its terms.

      (c) Notwithstanding anything in this Agreement or in any of the other Loan Papers to the contrary, and in addition to the required payments set forth in this Agreement, all outstanding amounts under the Loan and all remaining outstanding portions of the Obligations shall be due and payable on the Maturity Date.

      SECTION 2.04. Fees.

      (a) Commitment Fee. Subject to Section 10.09 hereof, the Borrower shall pay to Administrative Agent for the Ratable account of Lenders, a commitment fee on the average daily amount of the difference between the Commitment and the sum of (i) all Advances outstanding, plus (ii) the face amount of all outstanding Letters of Credit, at a per annum rate determined below, payable in arrears on each Quarterly Date and on the Maturity Date, commencing with the first Quarterly Date after the Closing Date, and continuing until the Maturity Date.

Percentage Use of Commitment                     Annual Percentage Fee
---------------------------                      ---------------------
Less than or equal to 33%                               1.500%

Greater than 33% but less than                          1.125%
or equal to 66 2/3%

Greater than 66 2/3%                                    0.750%

      (b) Certain Fees. The Borrower agrees to pay to each Lender, through the Administrative Agent, such other fees and administrative fees as are set forth in any Fee Letters in accordance with such terms set forth in the Fee Letters. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable, except in accordance with the provisions of Section 10.09 hereof.

      SECTION 2.05. Reduction of Commitment.

      (a) Voluntary Commitment Reduction. The Borrower shall have the right from time to time upon notice by the Borrower to the Administrative Agent not later than 1:00 p.m., three Business Days in advance, to reduce the Commitment, in whole or in part; provided, however, that the Borrower shall pay the accrued Commitment Fee on the amount of each such reduction, if any, and any partial reduction shall be in an aggregate amount which is not less than $1,000,000 and an integral multiple of $500,000. Such notice shall specify the amount of reduction and the proposed date of such reduction. The Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case, such notice may be revoked by the Borrower on or prior to the date of its effectiveness if such condition is not satisfied; provided that Borrower shall be responsible for any related Consequential Losses.

      (b) Mandatory Termination of the Commitment. The Commitment shall reduce to zero and terminate on the Maturity Date.

      (c) Mandatory Reduction of the Commitment. The Commitment shall be permanently reduced from time to time on the date of, and by the amount of, each mandatory prepayment that would be required to be made in accordance with the terms of Section 2.06(b) hereof regardless of whether there are actually any outstanding Advances or undrawn Letters of Credit under this Agreement.

      (d) Commitment Reductions, Generally. To the extent the sum of the aggregate outstanding Advances plus the undrawn face amount of outstanding Letters of Credit exceed the Commitment after any reduction thereof, the Borrower shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss and/or cash collateralize any undrawn portion of any outstanding Letters of Credit. Once reduced or terminated pursuant to this
Section 2.05, the Commitment may not be increased or reinstated.

      SECTION 2.06.     Prepayments.

      (a) Optional Prepayments. The Borrower may, upon at least three Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Rate Advance, the notice of prepayment may be given by telephone by 11:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Rate Advances, be in an aggregate principal amount of not less than $500,000 or a larger integral multiple of $100,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Sections 2.11 and 2.14 hereof, shall be due and payable on the date specified in such notice.

      (b) Mandatory Prepayments. The Borrower shall make an immediate and mandatory prepayment of the Loan and/or cash collateralization of the Letters of Credit by an amount in each case equal to: (i) 100% of the net cash proceeds from the issuance of any equity or Capital Stock by the Parent or any of its Subsidiaries (whether as a result of the exercise of a Stock Right or otherwise), except (A) Capital Stock of the Parent issued (I) pursuant to the Private Offering, (II) pursuant to the Conversion Rights Agreement, (III) in accordance with any Stock Plan, and (IV) pursuant to any Stock Rights existing on the Closing Date, or (B) Capital Stock of Telergy Canada issued to comply with applicable Law of Canada, (ii) 100% of the Net Proceeds from Asset Dispositions and Fiber Dispositions by the Parent, the Borrower or any of their Subsidiaries (specifically excluding Fiber Dispositions not prohibited by the terms of Section 7.15 hereof) (this section in and of itself not permitting any such transactions, for permitted Asset Dispositions, see Section 7.06 hereof and for prohibited Fiber Dispositions, see Section 7.15 hereof), provided that no prepayment must be made for Asset Dispositions (A) in the ordinary course of business, (B) among the Parent, the Borrower and their Wholly Owned Subsidiaries or Telergy Central and (C) the Net Proceeds of which aggregate in an amount over the term of this Agreement less than

$1,000,000; (iii)100% of the net proceeds received by the Parent, the Borrower or their Subsidiaries in connection with the incurrence of Debt for Borrowed Money of the Parent, the Borrower or any of their Subsidiaries after the date hereof (this section in and of itself not permitting any such transactions, for permitted debt incurrence see Section 7.02 hereof) except with respect to the incurrence by the Borrower of Debt for Borrowed Money in accordance with the terms of Section 7.02 hereof; and (iv) 100% of the Obligations if a Change in Control occurs.

      (c) Outstanding Advances in Excess of the Available Commitment. On each and every date that the sum of (i) the outstanding Advances plus (ii) the undrawn portion of any outstanding Letters of Credit exceed the Available Commitment, the Borrower shall make an immediate and mandatory prepayment of the Loan and/or cash collateralize the undrawn portion of any outstanding Letters of Credit by an amount in each case equal to the amount of outstanding Advances in excess of the Available Commitment.

      (d) Prepayments, Generally. Any prepayment of Advances pursuant to this
Section 2.06 shall be applied first to Base Rate Advances, if any, then outstanding under the Loan, second to LIBOR Advances for which the date of prepayment is the last day of the applicable Interest Period, if any, outstanding under the Loan and third to LIBOR Advances with the shortest remaining Interest Periods outstanding under the Loan.

      SECTION 2.07. Mandatory Repayment. The Borrower agrees that all Obligations are due and payable in full on the Maturity Date.

      SECTION 2.08. Interest. Subject to Section 2.09 below, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates, as selected by the Borrower in accordance with the provisions of Section 2.02 hereof:

            (a) Base Rate Advances. Base Rate Advances shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the definition of "Base Rate" and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the definition of "Base Rate".

            (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the definition of "LIBOR Rate" and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the definition of "LIBOR Rate".

            (c) Payment Dates. Accrued and unpaid interest on Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date and on the appropriate maturity, repayment or prepayment date. Accrued and unpaid interest on LIBOR Advances shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on each date occurring during the Interest Period which is the three month anniversary date of the first day of the Interest Period.

      SECTION 2.09. Default Interest. During the continuation of any Event of Default, the Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate (whether or not in effect) plus 2.00% per annum.

      SECTION 2.10.     Continuation and Conversion Elections.

      (a) The Borrower may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

            (i) elect to convert, on any Business Day, all or any portion of outstanding Base Rate Advances (in an aggregate amount not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof) into LIBOR Advances.

            (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised in the same Borrowing (in an aggregate amount not less than $500,000 or a larger integral multiple of $100,000 in excess thereof) into Base Rate Advances; or

            (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $1,000,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Rate Advances at the end of each respective Interest Period.

      (b) The Borrower shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit G hereto, to Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR

Advances; and (ii)10:00 a.m. on the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into Base Rate Advances.

      Each such Notice of Conversion/Continuation shall be by telecopy or telephone, promptly confirmed in writing, specifying therein:

            (i)   the proposed date of conversion or continuation;

           (ii)   the aggregate amount of Advances to be converted or continued;

          (iii)   the nature of the proposed conversion or continuation; and

           (iv)   the duration of the applicable Interest Period.

      (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, the Borrower shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, the Borrower shall be deemed to have elected to convert such LIBOR Advances into Base Rate Advances effective as of the expiration date of such current Interest Period.

      (d) Upon receipt of a Notice of Conversion/Continuation, Administrative Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata among Lenders based on their Specified Percentage of the respective outstanding principal amounts of the Advances with respect to which such notice was given held by each Lender.

      (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than five different Interest Periods in the aggregate under the Loan.

      SECTION 2.11. Funding Losses. If the Borrower makes any payment or prepayment of principal with respect to any LIBOR Advance (including payments made after any acceleration thereof) or converts any Advance from a LIBOR Advance on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to prepay, borrow, convert or continue any LIBOR Advance after a notice of prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to Administrative Agent, the Borrower shall pay to each Lender on demand (subject to Section 10.09 hereof) any Consequential Loss. The Borrower agrees that each Lender is not obligated to actually reinvest the amount prepaid in any specific obligation as a condition to receiving any Consequential Loss, or otherwise.

      SECTION 2.12. Computations and Manner of Payments.

      (a) The Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in same day funds to Administrative Agent, for the Ratable account of Lenders unless otherwise specifically provided herein, at

                             Administrative Agent

                             Bank of America Plaza
                                901 Main Street
                                  14th Floor
                             Dallas, Texas  75202

for further credit to the account of the Borrower. No later than the end of each day when each payment hereunder is made, the Borrower shall notify Administrative Agent, telephone (800) 880-5537, facsimile (214) 209-2515, or such other Person as Administrative Agent may from time to time specify.

      (b) Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent the Borrower shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Borrower with such Lender.

      (c) Subject to Section 10.09 hereof, interest on LIBOR Advances shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Subject to Section 10.09 hereof, interest on Base Rate Advances, the Commitment Fees and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 365 or 366 days, as the case may be. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Fees are payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. All payments under the Loan Papers shall be made in United States dollars and without setoff, counterclaim or other defense.

      (d) Notwithstanding anything herein or in any Loan Paper to the contrary, any payment made by the Borrower in excess of outstanding Advances, shall be applied to outstanding amounts (or to reduce the commitment) of any other outstanding Obligations.

      (e) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually fund any Advance at any particular index or reference rate.

      SECTION 2.13. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its portion of the Loan in excess of its pro rata share of payments made by the Borrower in accordance with such Lender's Specified Percentage, such Lender shall forthwith purchase participations in the portion of the Loan made by the other Lenders as shall be necessary to share the excess payment pro rata in accordance with each Lender's Specified Percentage with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      SECTION 2.14.     Yield Protection.

      (a If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy (but excluding consequences of such Lender's negligence or intentional disregard of law or regulation)) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided that no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. Each Lender shall use reasonable efforts to mitigate the effect upon the Borrower of any such increased costs payable to such Lender under this Section 2.14(a).

      (b If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes or reimbursement obligations by an amount reasonably deemed by such Lender to be material, then, within five days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify the Borrower and Administrative Agent of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided that no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.14(b) setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of manifest error. If such Lender demands compensation under this Section 2.14(b), the Borrower may at any time, on at least five Business Days' prior notice to such Lender, (i) repay in full the then outstanding principal amount of LIBOR Advances of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for the Consequential Loss arising pursuant to those actions.

      (c Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Rate Advance, and (ii) the obligation of such Lender to make or to convert Advances into LIBOR Advances shall be suspended until such Lender notifies Administrative Agent and the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

      (d Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and
(ii) the obligation of each Lender to make or to convert Advances into LIBOR Advances shall be suspended.

      (e Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.14.

      (f The term "Lender" for purposes of this Section shall include the Administrative Agent and the Issuing Bank. The obligations of the Borrower under this Section 2.14 shall survive any termination of this Agreement.

      (g Determinations by Lenders for purposes of this Section 2.14 shall be conclusive, absent manifest error. Any certificate delivered to the Borrower by a Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

      (h If Majority Lenders notifies Administrative Agent that the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify the Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and
(ii) the obligation of such Lender to make or to convert Advances into LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies the Borrower of such fact.

      SECTION 2.15. Taxes.

      (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.12 hereof, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes, excise taxes and taxes based on net income (including branch profit taxes).

      (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or similar levies that arise from and payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").

      (c) The Borrower will indemnify the Administrative Agent, the Issuing Bank, and each Lender for the full amount of taxes and Other Taxes paid by the Administrative Agent, the Issuing Agent or such Lender and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender, the Issuing Agent or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent or any affected Lender makes written demand therefor.

      (d) Each Lender and the Administrative Agent hereby agrees to reasonably pursue any available refund of, or credit for or similar tax benefit with respect to any taxes or Other Taxes of which it is aware, provided that, no such obligation on the part of the Administrative Agent or any Lender shall require such Person to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant. The Administrative Agent and each such Lender will promptly remit to the Borrower an amount equal to any refund, credit or benefit received by it.

      (e) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter, including, without limitation, upon the expiration or obsolescence of any previously delivered form or upon the written request of Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so) shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Papers.

      (f) For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 2.15(e) hereof (unless such failure is due to a change in Law, occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnifications under this Section 2.15 hereof with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      SECTION 2.16. Collateral and Collateral Call.

      (a) Collateral. Payment of the Obligations will be secured by:

            (i) a first perfected security interest in 100% of the Pledged
      Stock,

            (ii) guaranties of the Obligations by each Guarantor,

            (iii) a first perfected security interest (except for Permitted Liens and Liens permitted pursuant to the terms of Section 7.03 hereof) in all accounts, inventory, non-fixture equipment and fiber (other than permitted Fiber Dispositions allowed pursuant to Section

      7.15 hereof, and only to the extent such Fiber Disposition has actually occurred) of the Parent and the Borrower, except the Excluded Assets,

            (iv) upon the execution of the Note, a first perfected security interest (except for Permitted Liens and Liens permitted pursuant to the terms of Section 7.03 hereof) in all accounts, inventory, non-fixture equipment of the Parent's and the Borrower's Subsidiaries except Telergy Canada, except the Excluded Assets, and

            (v) a first perfected security interest (except for Permitted Liens and Liens permitted pursuant to the terms of Section 7.03 hereof) in all assets and properties, both real and personal, of Telergy Parkway,

(collectively, together with all other properties or assets of the Parent, the Borrower and their Subsidiaries and other Persons that secure the Obligations from time to time, but specifically excluding the Excluded Stock and the Excluded Assets, the "Collateral"). The Borrower agrees that it will, and will cause the Parent and their Subsidiaries to execute and deliver, or cause to be executed and delivered, such documents as the Administrative Agent may from time to time reasonably request to create and perfect a first Lien (subject to Permitted Liens and Liens permitted pursuant to the terms of Section 7.03 hereof) for the benefit of the Administrative Agent and the Lenders in the Collateral in accordance with the terms of this Section 2.16(a).

      (b) Collateral Call. The Borrower agrees after the date hereof upon the creation, formation or acquisition of any direct or indirect Subsidiary of the Parent, to immediately pledge or cause to be pledged 100% of the Capital Stock of any such Subsidiary that is owned by the Parent, the Borrower or any of their Subsidiaries to secure the Obligations, pursuant to a pledge agreement substantially similar to those executed in connection herewith, and to promptly deliver to the Administrative Agent all certificates or other documentation evidencing 100% of such Capital Stock and, if such Capital Stock is stock of a corporation, together with stock powers executed in blank. The Borrower agrees, notwithstanding (a) above, promptly upon request by the Administrative Agent, to use its commercially reasonable efforts to take all actions necessary or advisable to promptly grant the Administrative Agent on behalf of the Lenders a Lien and/or security interest in all or any portion of the tangible and intangible assets and properties of the Parent, the Borrower and their Subsidiaries except Telergy Canada, owned by the Parent or the Borrower directly or indirectly (whether through Capital Stock or otherwise), including to immediately pledge/mortgage or grant a first priority security interest in real property to secure the Obligations, provided that under no circumstances shall the Parent or the Borrower be required to grant a Lien and/or security interest in the Excluded Stock, Excluded Assets, any other assets of the Parent, the Borrower or any of their Subsidiaries subject to a Permitted Lien or a Lien permitted by Section 7.03 hereof, or in any other assets (or assign any other assets) with respect to which the Parent, the Borrower or their Subsidiaries are contractually prohibited or prohibited by Law from assignment or granting a Lien.

      (c) To the extent that any new Subsidiaries have been created since the Closing Date, (i) if such Subsidiaries are non-PUC regulated Subsidiaries, 100% of the Capital Stock of the Subsidiaries will be pledged to secure the Obligations, the Subsidiaries will execute a guaranty of the Obligations and the Subsidiaries will execute a security agreement pledging all their assets, other than Excluded Assets, to secure the Obligations and (ii) if such Subsidiaries are PUC regulated Subsidiaries, 100% of the Capital Stock of the Subsidiaries will be pledged to secure the Obligations, the Subsidiaries will become co-makers of the Notes and the Subsidiaries will execute a security agreement pledging all their assets, other than Excluded Assets, to secure the Obligations.

      SECTION 2.17. Conditions Precedent to the Increase of the Commitment.

      Prior to March 31, 2000, upon written request by the Borrower to Administrative Agent and the other existing Lenders of its election ten Business Days prior to the proposed effective date of the proposed increase, the Commitment shall, subject to the further terms and conditions set forth below, increase to a maximum of $200,000,000 in the manner set forth below:

            (a) On any date of proposed increase, the representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date; and

            (b) On any date of proposed increase, no Default or Event of Default shall exist on any such date, and no Default or Event of Default would result from such increase in the Commitment and the subsequent Advance to the Borrower up to the amount of the Commitment; and

            (c) On any date of proposed increase, no event shall have occurred that could reasonably be expected to have a Material Adverse Effect since December 31, 1998; and

            (d) On any date of proposed increase, the sum of (i) all Advances outstanding (after giving effect to any proposed Advance to be made on such date), plus (ii) the aggregate face amount of all outstanding Letters of Credit (after giving effect to any proposed Letter of Credit to be made on such date), plus (iii) (without duplication) the sum of all reimbursement obligations with respect to all outstanding Letters of Credit, shall not exceed the Commitment; and

            (e) The proposed increase shall occur prior to March 31, 2000 and the Commitment as increased shall not be in excess of the sum of the Commitment prior to such increase plus the Unavailable Commitment prior to such increase; and

            (f) Upon satisfaction of each of the conditions precedent in this
      Section 2.17, the Borrower shall be entitled to increase the Commitment not more than one time, in an aggregate amount for such increase not to exceed the Unavailable Commitment. Each Lender specified by the Borrower shall have received not less than ten days' prior written notice from the Borrower requesting such Commitment increase. Each such Lender electing to participate in such Commitment increase shall commit to an amount not less than $5,000,000, but shall accept any allocation amount designated by the Borrower and the Administrative Agent that is equal to or less than its proposed portion of the Commitment increase; and

            (g) Notwithstanding anything herein or in any other Loan Paper to the contrary, (i) the Borrower is not obligated to allocate to any existing Lender any portion of, the proposed increase, and the Borrower and the Administrative Agent may agree to add other creditors in connection with any such proposed increase. Each existing Lender agrees and acknowledges that new creditors may be allocated all or any portion of the proposed increase upon the determination of the Borrower and the Administrative Agent; and

            (h) Each of the new Lenders electing to participate in the proposed increase shall commit to a minimum amount of $10,000,000 and $5,000,000 multiples thereof, although such new Lender shall accept any allocation equal to or less than its proposed portion of the Commitment increase; and

            (i) The Administrative Agent shall have received a certificate from the Borrower to the effect that (i) such increase has received all required regulatory approvals, if necessary, and is in compliance with all Applicable Laws, and (ii) no other approvals or consents from any Person are required by any such Person except to the extent they have been received; and

            (j) Each new Lender (including any new Lenders party hereto) shall have received a promissory Note, and the Borrower and each new Lender agrees to execute any and all such documents deemed necessary by the Administrative Agent in order to effectuate this Section 2.17 (whether UCC-1s, new documentation relating to any Collateral, Guaranty or otherwise); and

            (k) On the date of increase, the Administrative Agent shall deliver to each Lender evidence of new Specified Percentages adjusted to give effect to the increase in the Commitment; and

            (l) On or prior to the date of increase, each new Lender being added to the credit facility shall deliver to the Borrower and the Administrative Agent documentation acceptable to the Administrative Agent evidencing such new Lender's acceptance of this Agreement and all the other Loan Papers in form and substance reasonably acceptable to the Administrative Agent (and making such lender a party to this Agreement and the other Loan Papers); and

            (m) The Administrative Agent shall have received financial projections in form and substance reasonably acceptable to the Lenders and demonstrating compliance with the financial covenants set forth in Section
      7.01 hereof throughout the term of this Agreement; and

            (n) The Commitment shall (i) never exceed the sum of the Commitment (as in effect prior to giving effect to the increase specified in this Section 2.17) plus the Unavailable Commitment, as each is reduced in accordance with Section 2.05 hereof, this Section 2.17 and the other terms of this Agreement, and (ii) never increase except to the extent, and not to exceed such amount, that the Unavailable Commitment is in excess of zero; and

            (o) The Unavailable Commitment shall be reduced in accordance with this Section 2.17 dollar for dollar for each increase in the Commitment; and

            (p) The Administrative Agent on behalf of each Lender shall have received all amendments to security agreements, deeds of trust and mortgages as the Administrative Agent shall deem necessary to maintain its valid and perfected Lien; and

      No Lender shall be obligated to increase the dollar amount of its share of the Commitment without its written consent in its sole discretion. In connection with any increase to the Commitment in accordance with the terms of this Section 2.17, each existing Lender (regardless of whether such Lender is participating in such increase) agrees to execute any and all agreements requested by the Administrative Agent to effectuate the intent of this Section 2.17. Notwithstanding anything contained herein to the contrary, the limitations placed upon assignments set forth in Section 10.04 hereof shall not apply to proposed increases pursuant to this Section.

                                  ARTICLE III

                              Letters of  Credit

      SECTION 3.01. Issuance of Letters of Credit. The Borrower shall give the Administrative Agent not less than five Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Administrative Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Administrative Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the lesser of (a) Letter of Credit Commitment and (b) the remainder of the Available Commitment minus the sum of all outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the Maturity Date, or (ii) one year from the date of its issuance, or (iii) such earlier date as may be required to enable the Borrower to satisfy its repayment obligations under Section 2.07 hereof. Subject to such maturity limitations and so long as no Default or Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Administrative Agent and Issuing Bank in their discretion. The Lenders shall participate Ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Specified Percentages. The undrawn amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of the Available Commitment available, so that at no time shall the sum of (i) all outstanding Advances in the aggregate, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, plus
(iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit, exceed the Available Commitment, and at no time shall the sum of all Advances by any Lender made plus its Ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Specified Percentage of the Available Commitment.

      SECTION 3.02. Letters of Credit Fee. In consideration for the issuance of each Letter of Credit, the Borrower shall pay to (a) the Administrative Agent for its account and for the account of the Issuing Bank, application and processing fees in the amount of the higher of (i) $350.00 and (ii) the product of .125% multiplied by the face amount of such Letter of Credit on each Letter of Credit, due and payable on the date of issuance of each Letter of Credit, and
(b) the Administrative Agent for the account of the Lenders in accordance with their Specified Percentages or the Issuing Bank, as case may be, a per annum fee for each Letter of Credit equal to the higher of (i) $350.00 and (ii) the product of the Applicable Margin for a LIBOR Advance in effect on the date of calculation multiplied by the face amount of each such Letter of Credit. Each fee for each Letter of Credit under subsection (b) above shall be due and payable to the Administrative Agent or the Issuing Bank, as the case may be, quarterly as it accrues, on each Quarterly Date during the term of the Letter of Credit and on the expiration or renewal of each such Letter of Credit, beginning with the first such Quarterly Date after the issuance of each Letter of Credit and ending on the expiration date of each such Letter of Credit.

      SECTION 3.03. Reimbursement Obligations.

      (a) The Borrower hereby agrees to reimburse Administrative Agent and the Issuing Bank immediately upon demand by Administrative Agent, and in immediately available funds, for any payment or disbursement made by Administrative Agent or the Issuing Bank under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Administrative Agent or the Issuing Bank from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Highest Lawful Rate, and (ii) the sum of the Base Rate in effect from time to time plus 2% per annum; provided, however, that if the Borrower would be permitted under the terms of Section 2.01, Section 2.02 and Section 5.02 to borrow Advances in amounts at least equal to their reimbursement obligation for a drawing under any Letter of Credit, a Base Advance by each Lender in an amount equal to such Lender's Specified Percentage shall automatically be deemed made on the date of any such payment or disbursement made by Administrative Agent or the Issuing Bank in the amount of such obligation and subject to the terms of this Agreement.

      (b) The Borrower hereby also agrees to pay to Administrative Agent immediately upon demand by Administrative Agent or the Issuing Bank and in immediately available funds, as security for its reimbursement obligations in respect of the Letters of Credit under Section 3.03(a) hereof and any other amounts payable hereunder and under the Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon, upon an Event of Default. Any such payments shall be deposited in a separate account designated "Telergy Special Account" or such other designation as Administrative Agent shall elect. All such amounts deposited with Administrative Agent shall be and shall remain funds of the Borrower on deposit with Administrative Agent and may be invested by Administrative Agent as Administrative Agent shall determine. Such amounts may not be used by Administrative Agent or the Issuing Bank to pay the drawings under the Letters of Credit; however, such amounts may be used by Administrative Agent and the Issuing Bank as reimbursement for Letter of Credit drawings which Administrative Agent or the Issuing Bank has paid. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct Administrative Agent or the Issuing Bank to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the Telergy Special Account after the date of the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

      (c) The obligations of the Borrower under this Section 3.03 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full and Borrower's reimbursement obligations hereunder are absolute and unconditional in all circumstances.

      (d) The Borrower shall be obligated to reimburse Administrative Agent and the Issuing Bank upon demand for all amounts paid under the Letters of Credit as set forth in Section 3.03(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Administrative Agent or the Issuing Bank in full upon demand, whether by failing to or not being permitted to borrow Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Administrative Agent and the Issuing Bank in accordance with each Lender's Specified Percentage for amounts due and unpaid from the Borrower as set forth in Section 3.04 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Administrative Agent or the Issuing Bank.

      (e) The Borrower and the Parent shall indemnify and hold Administrative Agent, the Issuing Bank, or any Lender, its officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against Administrative Agent, the Issuing Bank, or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith (including losses resulting from the negligence of Administrative Agent or such indemnified party), and shall pay Administrative Agent and the Issuing Bank for reasonable fees of attorneys (who may be employees of Administrative Agent and the Issuing Bank) and legal costs paid or incurred by Administrative Agent and the Issuing Bank in connection with any matter related to the Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of Administrative Agent, the Issuing Bank, or such indemnified party. If the Borrower for any reason fails to indemnify or pay Administrative Agent, the Issuing Bank or such indemnified party of Administrative Agent as set forth herein in full, the Lenders shall indemnify and pay Administrative Agent upon demand, in accordance with each Lender's Specified Percentage of such amounts due and unpaid from the Borrower. The provisions of this Section 3.03(e) shall survive the termination of this Agreement.

      SECTION 3.04. Lenders' Obligations. Each Lender agrees, unconditionally and irrevocably, to reimburse Administrative Agent or the Issuing Bank on demand for such Lender's Specified Percentage of each draw paid by Administrative Agent or the Issuing Bank under any Letter of Credit that is not reimbursed by the Borrower. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Maturity Date and shall survive termination of any Loan Papers.

      SECTION 3.05. Administrative Agent's Obligations.

      (a) Administrative Agent and the Issuing Bank each makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Administrative Agent and the Issuing Bank each assumes no responsibility for the financial condition of the Parent, the Borrower and their Subsidiaries or for the performance of any obligation of the Borrower. Administrative Agent and the Issuing Bank each may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

      (b) Administrative Agent and Issuing Bank each shall be under no liability to any Lender with respect to anything Administrative Agent or Issuing Bank may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Administrative Agent or Issuing Bank being to handle each Lender's share on as favorable a basis as Administrative Agent or Issuing Bank handles its own share and to promptly remit to each Lender its share of any sums received by Administrative Agent under Article III or any Application. Administrative Agent and Issuing Bank shall have no duties or responsibilities except those expressly set forth herein, and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

      (c) Neither Administrative Agent, Issuing Bank, nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Administrative Agent or Issuing Bank for wrongful payment of any Letter of Credit due to Administrative Agent's or Issuing Bank's gross negligence or willful misconduct. Administrative Agent and Issuing Bank shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Administrative Agent and Issuing Bank to be genuine or authentic and to be signed by the proper party.

      SECTION 3.06 Reinstatement. The provisions of this Article III shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the reimbursement obligations in respect of Letters of Credit is rescinded or must otherwise be restored or returned by the Administrative Agent or the Issuing Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Obligor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or custodian, trustee or similar officer for, the Borrower or any other Obligor or any part of its property, or otherwise, all as though such payments had not been made.

                                  ARTICLE IV

                        Representations and Warranties

      The Borrower represents and warrants to the Administrative Agent and each of the Lenders that on the Closing Date and on the making of each subsequent Advance by the Lenders hereunder:

      SECTION 4.01. Organization; Powers. The Parent, the Borrower and each of their Subsidiaries (except as hereinafter provided) (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement, the other Loan Papers, as appropriate, and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

      SECTION 4.02. Authorization. The execution, delivery and performance by the Borrower of this Agreement, each Note, the borrowing by the Borrower hereunder, the granting by the Parent, the Borrower and their Subsidiaries except Telergy Canada of all Liens securing the Obligations, and the execution of all Loan Papers (collectively, the "Transactions") (a) have been duly authorized by all requisite partnership, membership, corporate and, if required, stockholder action, as applicable, and (b) will not (i) violate (A) any provision of Applicable Law, or of the certificate or articles of incorporation or other constitutive documents, by-laws or organizational documents of the Parent, the Borrower or any of their Subsidiaries, (B) any order of any Governmental Authority binding on the Parent, the Borrower or their Subsidiaries or (C) any provision of any indenture, material agreement or other material instrument to which the Parent, Borrower or their Subsidiaries, or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Parent, the Borrower or their Subsidiaries except Permitted Liens.

      SECTION 4.03. Enforceability. This Agreement and each of the other Loan Papers to which it is a party has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, reconstruction or other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Parent, the Borrower or their Subsidiaries).

      SECTION 4.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the consummation and performance by the Parent, the Borrower and their Subsidiaries of the Transactions, except for such as have been made or obtained on or prior to the Closing Date and which will be in full force and effect on the Closing Date.

      SECTION 4.05. Financial Statements. The Borrower has heretofore furnished to the Administrative Agent and each Lender its consolidated balance sheets and statements of income and equity and cash flow (a) as of and for the fiscal year ended December 31, 1998, audited and (b) and for the six-month period ended as of June 30, 1999, unaudited. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Parent, the Borrower and their Subsidiaries as of the dates and for the periods covered thereby. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent, the Borrower and their consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

      SECTION 4.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, financial condition of the Parent, the Borrower and their Subsidiaries, taken as a whole, since December 31, 1998. The Borrower has delivered or made available to the Administrative Agent a copy of every agreement of the Parent, the Borrower and their Subsidiaries that is, in each case, in effect on the Closing Date and material to the operations of the Parent, the Borrower and their Subsidiaries, taken as a whole.

      SECTION 4.07. Title to Properties; Possession Under Leases.

      (a) Each of the Parent, the Borrower and their Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, all of its material real properties and good title to all of its material personal property and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Permitted Liens and Liens expressly permitted by Section 7.03 hereof.

      (b) Each of the Parent, the Borrower and their Subsidiaries has complied with all material obligations under all material leases to which it is a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect. Each of the Parent, the Borrower and their Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

      (c) Each of the Parent, the Borrower and their Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 4.08. The Subsidiaries. Schedule 4.08 hereto sets forth as of the date hereof a list of all direct and indirect Subsidiaries of the Borrower and the Parent, a corporate organizational chart with respect thereto, and the percentage ownership interest of the Parent and the Borrower, as the case may be, therein. Schedule 4.08 hereto sets forth all of the Stock Rights in existence with respect to the Capital Stock of the Borrower and the Subsidiaries of the Parent and the Borrower in existence on the Closing Date. As of the date hereof, the shares of Capital Stock or other ownership interests so indicated on
Schedule 4.08 are owned by the holders of the Pledged Stock and the Borrower, directly or indirectly, and, with respect to the Subsidiaries of the Borrower and the Parent that are corporations, fully paid and non-assessable. As of the date hereof and after giving effect to the application of the proceeds of the Loan made hereunder, the shares of the Pledged Stock are owned by the Parent and the Borrower free and clear of all Liens except Liens securing the Obligations.

      SECTION 4.09. Litigation; Compliance with Laws.

      (a) There are not any actions, suits or proceedings at Law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Parent, the Borrower or their Subsidiaries, or any business, property or rights of any such Person, (i) that involve this Agreement or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      (b) None of the Parent, the Borrower or their Subsidiaries, or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any Law applicable to such Person, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where, in either case, such violation or default could reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.10. Agreements.

      (a) Neither the Parent, the Borrower nor any of their Subsidiaries nor is a party to any agreement or subject to any corporate restriction that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      (b) Neither the Parent, the Borrower nor any of their Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Debt for Borrowed Money of the Parent, the Borrower or such Subsidiary, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.11. Federal Reserve Regulations. Neither the Parent, the Borrower nor their Subsidiaries are engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Loan will be used to purchase or carry any margin stock (as defined by Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the assets of any of the Parent, the Borrower or their Subsidiaries are margin stock (as defined by Regulation U). None of the Parent, the Borrower or their Subsidiaries, nor any agent acting on their behalf, has taken any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect from time to time.

      SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. Neither the Parent, the Borrower nor any of their Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 4.13. Use of Proceeds. The Borrower will use the proceeds of the Loan only to (a) refinance existing Debt of the Parent owed to Bank of America,
(b) make Capital Expenditures consistent with Borrower's business plan and (c) for other working capital purposes not in violation of Law.

      SECTION 4.14. Tax Returns. Each of the Parent, the Borrower and their Subsidiaries, has filed or caused to be filed all Federal, state, and material local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes shown as due by it on such return and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Parent, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

      SECTION 4.15. No Material Misstatements. No written information, report, financial statement, exhibit or schedule prepared by the Parent or the Borrower and furnished to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Papers, or included herein or delivered pursuant hereto taken as a whole contained, contains or will contain when furnished any material misstatement of fact or omitted, omits or will omit when furnished to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

      SECTION 4.16. Employee Benefit Plans. As of the date hereof, neither the Parent nor the Borrower has any Plan.

      SECTION 4.17. Solvency.

      (a) Immediately after the making of the Loan and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of the Parent, the Borrower and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Parent, the Borrower and their Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Parent, the Borrower and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Parent, the Borrower and their Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Parent, the Borrower and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Parent, the Borrower and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

      (b) The Parent and the Borrower do not intend to, and do not believe that they or any of their Subsidiaries on a consolidated basis will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Parent, the Borrower or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Debt for Borrowed Money or the Debt for Borrowed Money of the Parent, the Borrower or any such Subsidiary.

      SECTION 4.18. Insurance. Schedule 4.18 hereto sets forth a true, complete and correct description of all liability insurance and all other insurance maintained by or for the Parent, Borrower or for or by their Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. To the Parent's and the Borrower's knowledge, the Parent, Borrower and their Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice. All property insurance of the Parent, the Borrower and their Subsidiaries names the Administrative Agent on behalf of the Lenders as loss payee and will continue in that form until the Obligations have been paid in full.

      SECTION 4.19. Environmental Matters.

      (a) The properties owned, operated or leased by the Parent, the Borrower and their Subsidiaries to the knowledge of the Borrower do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

      (b) All Environmental Permits have been obtained and are in effect with respect to the Properties and operations of the Parent, the Borrower and their Subsidiaries, and the Properties and all operations of the Parent, the Borrower and their Subsidiaries, to the knowledge of the Borrower, are in compliance, and in the last two years, to the knowledge of the Borrower, have been in compliance, with all Environmental Laws and all necessary Environmental Permits, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

      (c) Neither the Parent, the Borrower nor any of their Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Parent, the Borrower or their Subsidiaries or with regard to any Person whose liabilities for environmental matters the Parent, the Borrower or their Subsidiaries has retained or assumed, in whole or in part, contractually, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Parent, the Borrower or their Subsidiaries have knowledge that any such notice will be received or is being threatened;

      (d) To the knowledge of the Borrower, no Hazardous Materials have been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law or which could reasonably be expected to result in a Material Adverse Effect, nor have the Parent, the Borrower or their Subsidiaries retained or assumed any liability contractually, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

      (e) The representations and warranties set forth in this Section 4.19 are the sole and exclusive representations and warranties being made by the Parent and the Borrower with respect to environmental matters.

      SECTION 4.20. Year 2000 Compliance. The Parent and the Borrower have (i) undertaken a detailed review and assessment of all areas within its business and operations that could reasonably be expected to be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Parent and the Borrower may be unable to recognize and perform properly the date-sensitive functions before, during and after January 1, 2000), (ii) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Parent and the Borrower reasonably anticipate that all of their computer applications which are material to their business and operations will be able to properly perform date-sensitive functions before, during and after January 1, 2000 (that is, be "Year 2000 Compliant").

                                   ARTICLE V

                             Conditions of Lending

      The obligations of the Lenders to make the revolving Loan available to the Parent and the Borrower hereunder are subject to the satisfaction of the following conditions:

      SECTION 5.01. Closing Date. On the Closing Date:

      (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of corporate counsel to the Parent, the Borrower and each of their Subsidiaries, and covering such matters relating to this Agreement and the Transactions as the Administrative Agent shall reasonably request, including, without limitation, (i) an opinion regarding the Transactions being permitted (or consented to) under the material agreements of the Parent, the Borrower and their Subsidiaries, FCC and PUC licenses, and otherwise in form and substance reasonably acceptable to the Administrative Agent and its counsel and (ii) an opinion from

Borrower's counsel stating that the Material Right-of-Way Agreements executed by the Parent's and the Borrower's Subsidiaries do not prohibit the sale of 100% of the Capital Stock of Telergy Operating nor would such sale, in and of itself result in the termination of any such Material Right-of-Way Agreements or trigger any buy-out provisions in the Material Right-of-Way Agreements, and the Borrower hereby request and instruct such counsel to deliver such opinion. The opinions shall be addressed to the Administrative Agent and the Lenders.

      (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other articles of organization, including all amendments thereto, of the Parent, the Borrower and each of their Subsidiaries, certified by a Responsible Officer of the Parent or the Borrower;
(ii) true and complete copy of the by-laws or other organizational documents, including amendments thereto, of the Parent, the Borrower and each of their Subsidiaries certified by a Responsible Officer of the Parent and the Borrower,
(iii) a certificate of a Responsible Officer of the Borrower dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of resolutions or other authorizing documents or instruments duly adopted by the Board of Directors of the Parent, the Borrower and each of their Subsidiaries authorizing the execution, delivery and performance of this Agreement, the Loan Papers and the borrowings hereunder, as appropriate, and that such resolutions have not been modified rescinded or amended and are in full force and effect,
(B) that (x) neither the certificate or articles of incorporation or other organizational documents of the Parent, the Borrower and each of their Subsidiaries nor (y) the by-laws or other organizational documents of the Parent, the Borrower and their Subsidiaries have been amended since the date of the last amendment delivered to the Administrative Agent and (C) as to the incumbency and specimen signature of each officer executing this Agreement, each Loan Paper, or any other document delivered in connection herewith on behalf of the Parent, the Borrower and each of their Subsidiaries; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to (iii) above.

      (c) The Administrative Agent shall have received a certificate from a Responsible Officer of the Parent and the Borrower evidencing compliance with the terms of Section 7.01 hereof, dated the Closing Date, certifying to the fact that there exists no Default or Event of Default under the terms of this Agreement, that all representations and warranties contained in Article IV hereof are true and correct, that Parent has raised no less than $110,000,000 in contributed cash capital, that no event has occurred that could reasonably be expected to have a Material Adverse Effect, and consummating the Agreement and making the Loan hereunder would not cause a Default or Event of Default.

      (d) Each Lender and the Administrative Agent shall have entered into a new fee letter acceptable to the Administrative Agent and the Borrower, and the Administrative Agent and each Lender shall have received payment in full of all Fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

      (e) The Borrower shall have delivered duly executed and completed copies by the Borrower to the Administrative Agent of each of the following documents and agreements, in form and substance reasonably satisfactory to the Administrative Agent: (i) this Agreement, (ii) a Fee

Letter between the Borrower and the Administrative Agent, (iii) a security agreement executed by the Borrower, granting a security interest in the Collateral described in Section 2.16 hereof, together with UCC-1 financing statements in number reasonably acceptable to the Administrative Agent covering such Collateral, (iv) a security agreement executed by each of Borrower's Subsidiaries except Telergy Canada, granting a security interest in the Collateral described in Section 2.16 hereof, together with UCC-1 financing statements in number acceptable to the Administrative Agent covering such Collateral, (v) a guaranty of the Obligations executed by the Guarantors, in form and substance acceptable to the Administrative Agent, (vi) a Compliance Certificate, (vii) a Borrowing Base Certificate, (viii) a pledge agreement executed by the Parent pledging 100% of the Capital Stock of its Subsidiaries together with delivery of stock certificates and related stock powers and UCC-1 financing statements in number acceptable to Administrative Agent covering such Capital Stock, and (ix) a pledge agreement executed by Telergy Operating pledging 100% of the Pledged Stock owned by Telergy Operating together with delivery of stock certificates, if any, and related stock powers and UCC-1 financing statements in number acceptable to Administrative Agent covering such Pledged Stock. The Borrower shall have delivered Notes to the Administrative Agent for each of the Lenders hereunder. The Borrower shall have delivered all other Loan Papers reasonably required by the Administrative Agent in connection with this Agreement.

      (f) All governmental and third party approvals necessary or advisable in connection with the Transactions and the continuing operations of the Parent, the Borrower and their Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions.

      (g) No action, suit, litigation or similar proceeding by or before any Governmental Authority shall exist or, in the case of litigation by a Governmental Authority, be threatened, with respect to the Transactions contemplated thereby or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      (h) The Administrative Agent shall have received from a Responsible Officer of the Parent and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, a certificate certifying the solvency of the Parent, the Borrower and their Subsidiaries on a consolidated basis.

      (i) The Parent, the Borrower and their Subsidiaries shall have received all required regulatory approvals, including PUC approvals in connection with this Agreement.

      SECTION 5.02. Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance or to issue any Letter of Credit hereunder shall be subject to the further conditions precedent that on the date of such Advance or issuance:

      (a) All of the representations and warranties of the Parent and the Borrower under this Agreement shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or the use of such Letter of Credit, except those representations and warranties that speak only as of a particular date or time;

      (b) The incumbency of the Responsible Officers shall be as stated in the certificate of incumbency delivered in the Parent's and the Borrower's loan certificate pursuant to Section 5.01(b) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Agent from the Borrower prior to the making of such Advance or issuance;

      (c) There shall not exist a Default hereunder or an Event of Default hereunder and none shall exist as a result of making any such Advance or issuance, and the Administrative Agent shall have received written or telephonic certification thereof by a Responsible Officer (which certification, if telephonic, shall be followed promptly by written certification);

      (d) There shall have occurred no Material Adverse Effect since December 31, 1998;

      (e) (i) The aggregate outstanding Advances, after giving effect to any such proposed Advance, plus (ii) the undrawn face amount of all outstanding Letters of Credit, plus (iii) reimbursement obligations under Article III hereof, shall not exceed the Available Commitment; and

      (f) The Administrative Agent shall have received a duly executed and completed Compliance Certificate and Borrowing Base Certificate evidencing no Default or Event of Default.

                                   ARTICLE VI

                             Affirmative Covenants

      The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Obligations shall have been paid in full and the Commitment has been reduced to zero and terminated, the Borrower will, and will cause the Parent and their Subsidiaries to:

      SECTION 6.01. Existence; Businesses and Properties.

      (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 7.10 hereof.

      (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names in each case material to the conduct of its business; and at all times maintain and preserve all property material to the conduct of such business and keep such property in reasonably good repair, working order and condition, taken as a whole, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

      (c) Comply in all material respects with all applicable Laws, whether now in effect or hereafter enacted, except where the failure to do any of the foregoing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      SECTION 6.02. Insurance. Keep its insurable properties insured in accordance with customary and usual industry standards at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including (a) fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and (b) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by Law.

      SECTION 6.03. Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the date on which penalties attach thereto, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

      SECTION 6.04. Financial Statements, Reports, etc. In the case of the Parent, the Borrower and their Subsidiaries, furnish to the Administrative
Agent:

      (a) within 120 days after the end of fiscal year 1999, and within 90 days after the end of each fiscal year thereafter, its consolidated balance sheet and related consolidated statements of income and cash flow, showing the financial condition of the Parent, the Borrower and their consolidated Subsidiaries as of the close of such fiscal year and the results of their operations during such year, and a comparison of such financial position and results of operations as of the corresponding date and for the previous fiscal year and pro forma financial projections for the next fiscal year, and audited (in the case of the consolidated financial statements) by Auditor, and accompanied by an opinion of such Auditor (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Parent, the Borrower and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

      (b) within 60 days after the end of each fiscal quarter through September 30, 2000, and within 45 days after the end of each of the first three fiscal quarters of each fiscal year thereafter, a consolidated balance sheet and related consolidated statements of earnings and cash flow showing the financial condition of the Parent, the Borrower and their consolidated Subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, and a comparison of such financial position and results of operations as of the corresponding date and for the corresponding periods in the previous fiscal year, all certified by one of its Responsible Officers as fairly presenting in all material respects the financial condition and results of operations of the Parent, the Borrower and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

      (c) (i) concurrently with any delivery of financial statements under sub-paragraph (a) above, a certificate certifying that no Event of Default has occurred in Section 7.01 hereof, or if a Default or an Event of Default exists, specifying the nature and extent thereof and the corrective action taken or proposed to be taken with respect thereto; and (ii) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a Compliance Certificate and Borrowing Base Certificate of a Responsible Officer of the Borrower;

      (d) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any of their Subsidiaries, or compliance with the terms of this Agreement and the other Loan Papers, as the Administrative Agent or any Lender may reasonably request; and

      (e) within 15 calendar days of the end of each month, monthly summaries for such month with respect to (i) Capital Expenditures, (ii) fiber sales and
(iii) network buildout progress, and after December 31, 2000, such other monthly reports within 15 calendar days of the end of each month as may be reasonably requested by the Administrative Agent or at the reasonable direction of Majority Lenders and may be reasonably produced on such basis by the Borrower as a result of the implementation of Borrower's new accounting software system.

      SECTION 6.05. Litigation and Other Notices. Furnish to the Administrative Agent promptly upon knowledge by any Responsible Officer of the Parent, the Borrower or any of their Subsidiaries, written notice of the following:

      (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

      (b) the (i) filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at Law or in equity or by or before any Governmental Authority, or (ii) the making of any written claim, in either case against the Parent, the Borrower, any Affiliate of the Parent or the Borrower, as to which in each case if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

      (c) any breach of a contract by the Parent, the Borrower or any of their Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

      SECTION 6.06. Employee Benefits. If the Parent, the Borrower or any of their Subsidiaries establishes any Plan, the Parent, the Borrower or such Subsidiary will (a) comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Parent, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Parent, the Borrower or any of their Subsidiaries in an aggregate amount exceeding $1,000,000, a statement of a Responsible Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

      SECTION 6.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause the Parent and each of their Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable notice, to visit and inspect the financial records and the properties of the Parent, the Borrower or any of their Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Parent, the Borrower or any of their Subsidiaries with the officers thereof and (with the concurrence of the Administrative Agent, and, so long as no Default or Event of Default is existing, the Borrower, whose consent will not be unreasonably withheld) independent accountants therefor (provided that the Borrower has the right to have a representative present for any meeting with the Borrower's independent accountants).

      SECTION 6.08. Use of Proceeds. Use the Loan proceeds as allowed in Section
4.13 hereof.

      SECTION 6.09. Compliance with Environmental Laws.

      (a) Comply, and exercise commercially reasonable efforts to cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; and obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action to the extent required by and in accordance with Environmental Laws; provided, however, that none of the Parent, the Borrower or any of their Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

      (b) If a Default caused by reason of a breach of paragraph (a) above or
Section 4.19 hereof shall have occurred and be continuing, at the request of the Majority Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, a "Phase 1" environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

      SECTION 6.10. Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event that the Borrower (i) discovers or determines that any computer applications material to its business operations will not, on a timely basis, be Year 2000 Compliant, or (ii) receives notice from any vendor or supplier that such vendor or supplier will not, on a timely basis, be Year 2000 Compliant, except, in each case, to the extent that such occurrence could not be reasonably expected to have a Material Adverse Effect.

      SECTION 6.11. Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of the making of each subsequent Advance, and each shall be true and correct in all material respects when made. All representations and warranties made under this Agreement and the other Loan Papers shall survive until final payment in full of the Obligations, and not be waived by, the execution hereof by the Administrative Agent and the Lenders, any investigation or inquiry by the Administrative Agent or any Lender, or by the making of any Loan under this Agreement and the other Loan Papers.

                                  ARTICLE VII

                              Negative Covenants

      The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Obligations have been paid in full and the Commitment has been reduced to zero and terminated:

      SECTION 7.01. Financial Covenants of the Borrower.

            (a) Minimum Revenues and EBITDA. The Borrower will not permit

                  (i) Revenues for any fiscal quarter to be less than the amount set forth below for such fiscal quarter:

            Fiscal Quarter Ending               Minimum Revenue
            ---------------------               ---------------
            [S]                                 [C]
            December 31, 1999                   [***]

            March 31, 2000                      [***]

            June 30, 2000                       [***]

            September 30, 2000                  [***]

            December 31, 2000                   [***]

            March 31, 2001                      [***]

            June 30, 2001                       [***]

            September 30, 2001                  [***]

CONFIDENTIAL

[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.

            December 31, 2001                   [***]

            March 31, 2002                      [***]

            June 30, 2002                       [***]

            September 30, 2002                  [***]

            December 31, 2002                   [***]

                  (ii) actual EBITDA for any fiscal quarter to be less than
            EBITDA as set forth below for such fiscal quarter:

            Fiscal Quarter Ending               EBITDA
            ---------------------               ------
            December 31, 1999                   [***]

            March 31, 2000                      [***]

            June 30, 2000                       [***]

            September 30, 2000                  [***]

            December 31, 2000                   [***]

            March 31, 200                       [***]

            June 30, 2001                       [***]

            September 30, 2001                  [***]

            December 31, 2001                   [***]

            March 31, 2002                      [***]

            June 30, 2002                       [***]

            September 30, 2002                  [***]

            December 31, 2002                   [***]


            (b) Completion of Fiber. The Borrower will not permit the actual completed and operational route miles or fiber miles to be less than the number of completed and operational route fiber miles set forth below opposite such date:

CONFIDENTIAL
[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.

            Fiscal Quarter Ending               Route Miles       Fiber Miles
            ---------------------               -----------       -----------
            [S]                                 [C]               [C]
            December 31, 1999                    [***]             [***]

            March 31, 2000                       [***]             [***]

            June 30, 2000                        [***]             [***]

            September 30, 2000                   [***]             [***]

            December 31, 2000                    [***]             [***]

            March 31, 2001                       [***]             [***]

            June 30, 2001                        [***]             [***]

            September 30, 2001                   [***]             [***]

            December 31, 2001                    [***]             [***]

            March 31, 2002                       [***]             [***]

            June 30, 2002                        [***]             [***]

            September 30, 2002                   [***]             [***]

            December 31, 2002                    [***]             [***]


            (c) Capital Expenditures. The Borrower shall not permit Capital Expenditures made by the Parent, the Borrower and their Subsidiaries for each fiscal year of the Borrower to exceed the amount set forth below for each fiscal year; provided, that (i) to the extent that less than such amount was used by the Borrower for Capital Expenditures for any fiscal year (before giving effect to any increase therein pursuant to this proviso), the Parent, the Borrower or their Subsidiaries may increase the limitation on Capital Expenditures for the succeeding year by the amount of such unused amount and (ii) to the extent that the Parent issues Capital Stock after the Closing Date, the amount of net proceeds from such Capital Stock issuance that is not required to be used to prepay Obligations or reduce the Commitment under this Agreement in accordance with the terms of Section 2.06(b) hereof may be used by the Parent, the Borrower or their Wholly-Owned Subsidiaries or Telergy Central for Capital Expenditures in excess of the limitations set forth below over the term of this Agreement.

      CONFIDENTIAL.

      [***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.

               Fiscal Year                            Amount
               -----------                            ------

               1999                                   [***]

               2000                                   [***]

               2001                                   [***]

               2002                                   [***]


            (d) Cash Dark Fiber Sales. The Borrower shall not permit cumulative Cash Dark Fiber Sales made by the Parent, the Borrower and their Subsidiaries to be less than the amount set forth below for any period on a cumulative basis:


            Period Ending             Minimum Cumulative Cash Dark Fiber Sales
            -------------             ----------------------------------------
            [S]                       [C]
            June 30, 2000             [***]

            December 31, 2000         [***]

            June 30, 2001             [***]

            December 31, 2001         [***]

            June 30, 2002             [***]

            December 31, 2002         [***]


      SECTION 7.02. Debt for Borrowed Money. The Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries or Telergy East to, issue any Preferred Stock, or to issue, incur, create, assume or permit to exist any Debt for Borrowed Money, except:

      (a) Debt for Borrowed Money of the Parent, the Borrower and their Subsidiaries existing on the date hereof and set forth in Schedule 7.02 hereto;

      (b) Debt for Borrowed Money of any Subsidiary (other than Telergy Canada) owed to the Parent, the Borrower or to another Wholly-Owned Subsidiary of the Borrower (other than Telergy Canada) or Telergy Central;

      (c) so long as there exists no Default or Event of Default both immediately before and after immediately giving effect to the incurrence of such Debt for Borrowed Money, the Parent, Borrower or Network Services may incur Debt for Borrowed Money in connection with the terms and conditions of the Nortel Credit Line and the GATX Lease Agreement;

      (d) so long as there exists no Default or Event of Default both immediately before and after giving effect thereto, in a form reasonably acceptable to Administrative Agent, Debt for Borrowed Money in respect to Interest Hedge Agreements;

CONFIDENTIAL
[***] Confidential treatment has been requested with respect to material omitted on this page. The omitted portions have been filed separately with the Securities and Exchange Commission.

      (e) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect to the incurrence thereof, the Parent, the Borrower and their Subsidiaries may incur purchase money indebtedness, Capital Leases or other secured and/or unsecured indebtedness for the purpose of providing financing in connection with the purchase of any real property or other assets, or for any other purpose, in the maximum amount not to exceed $1,500,000 at any one time outstanding;

      (f) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect to the incurrence thereof, the Parent or the Borrower may incur additional Debt for Borrowed Money to M&T Bank in accordance with the credit line of the Parent or the Borrower, all such indebtedness owing to M&T Bank shall be in a maximum amount outstanding at any time not in excess of $800,000;

      (g) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect to the incurrence thereof, Debt for Borrowed Money of the Parent, the Borrower or any of their Subsidiaries in respect of Permitted Refinancing Indebtedness;

      (h) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect to the incurrence thereof, Guarantees by the Parent, the Borrower or their Subsidiaries of Debt for Borrowed Money permitted to be incurred by this Agreement of the Parent, the Borrower or their Subsidiaries;

      (i) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect to the incurrence thereof, Debt for Borrowed Money permitted to be incurred by this Agreement of the Parent, the Borrower or their Subsidiaries in respect of bids, performance bonds, completion guarantees and surety and appeal bonds each of which is incurred in the ordinary course of business; and

      (j) so long as there exists no Default or Event of Default both immediately before and after immediately giving effect thereto, the Parent may make payments in kind with respect to dividends on the Global Preferred Stock.

      SECTION 7.03. Liens. The Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries, or Telergy East (with respect to its Capital Stock) to, create, incur, assume or permit to exist any Lien on any of its property or assets (including on the stock or other securities of any Person, including the Parent or any Subsidiary of the Parent) now owned or hereafter acquired by it or them or on any income or revenues or rights in respect of any thereof, except Permitted Liens and Liens securing Debt for Borrowed Money permitted to be incurred by the Parent, Borrower and/or their Subsidiaries, as applicable, under (a) Section 7.02(b) hereof, (b) Section 7.02(c) hereof, but only Liens on such assets that were acquired with the proceeds of such Debt for Borrowed Money, (c) Section 7.02(d) to the extent such Lien is in favor of any Lender hereunder, (d) Section 7.02(e) hereof, but only Liens on such assets that were acquired with the proceeds of such Debt for Borrowed Money and (e) Section 7.02(f) hereof, but limited to Liens for accounts receivable no greater than $800,000. The Borrower shall not and shall not permit the Parent or any of their Subsidiaries to enter into any agreement which prohibits or limits the ability of the Parent, Borrower or their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its assets, whether now owned or hereafter acquired, other than (a) under Applicable Law, (b) customary non-assignment provisions in any lease or other contract entered into by the Parent, the Borrower or any of their Subsidiaries, and (c) any Permitted Lien or other Lien permitted by this Section 7.03, provided that, in the case of this subsection
(c) any such restriction contained therein must relate only to the asset or assets subject to such Permitted Lien or other Lien permitted by this Section 7.03.

      SECTION 7.04. Sale and Lease Back Transactions. The Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred except for sales and leases of assets pursuant to the GATX Lease Agreement.

      SECTION 7.05. Investments, Acquisitions, Loans and Advances. The Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries to, purchase, hold or acquire any Capital Stock, evidences of Debt for Borrowed Money (other than restructured receivables) or other securities of, make or permit to exist any loans or advances to, or any Guarantee of the obligations of, or make or permit to exist any investment or acquire any other debt or equity interest in, any other entity, or make any acquisition of assets of any other Person as a going concern, or create any Subsidiary (other than a Wholly Owned Subsidiary for which (i) 100% of its Capital Stock is pledged to secure the Obligations, (ii) that has executed an unlimited Guaranty of the Obligations and (iii) has executed a security agreement pledging 100% of its assets to secure the Obligations)(each, an "Investment", provided that such term shall expressly exclude any accounts receivable of the Parent, Borrower and their Subsidiaries incurred in the ordinary course of business), except:

      (a) Investments existing on the date hereof in the Capital Stock of the Subsidiaries of the Parent and the Borrower and other Investments as set forth on Schedule 7.05 hereto;

      (b) Permitted Investments;

      (c) So long as there exists no Default or Event of Default both immediately before and immediately after making any such Investment, Investments constituting loans or advances or capital contributions by the Parent, the Borrower or their Wholly-Owned Subsidiaries and Telergy Central to or in any Wholly-Owned Subsidiary of the Parent, the Borrower or Telergy Central (other than Telergy Canada) so long as (i) the Capital Stock of any Wholly Owned Subsidiary has been pledged to secure the Obligations, (ii) such Wholly Owned Subsidiary has executed a security agreement pledging all such Subsidiary's assets (other than Excluded Assets) to secure the Obligations, (iii) any such loans or advances are not subordinated to any other Debt for Borrowed Money or other obligations of such borrowing Subsidiary and rank pari passu with all Debt for Borrowed Money of such Subsidiary; and (iv) such Subsidiary has executed a guaranty of the Obligations hereunder or become a co-maker of the Note;


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

      (d) So long as there exists no Default or Event of Default both immediately before and immediately after making any such Investment, additional Investments in Telergy East of up to $4,000,000 in the aggregate during the term of this Agreement; and

      (e) Investments consisting of loans or advances by the Parent, the Borrower or any of their Subsidiaries to employees or directors of the Parent, Borrower or their Subsidiaries, provided that in each case, such loans or advances are made in the ordinary course of business and in accordance with the past practices of the Parent, the Borrower or such Subsidiary, and in any case, not in excess of $2,000,000 outstanding at any one time, excluding with respect to the calculation of such amount, loans to purchase the Capital Stock of the Parent under the Stock Plan.

      SECTION 7.06. Mergers, Consolidations and Sales of Assets. The Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries to:

            (a) merge into or consolidate with any Person, or permit any other Person to merge into or consolidate with it, provided that, if there exists no Default or Event of Default both immediately before or immediately after giving effect thereto (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Wholly Owned Subsidiary of the Borrower may merge into or consolidate with any other Wholly Owned Subsidiary of the Borrower in a transaction in which the surviving entity is a Wholly Owned Subsidiary of the Borrower and no Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower receives any consideration,
      (iii) the Parent may merge into a Wholly Owned Subsidiary of the Parent solely for purposes of reincorporating the Parent in Delaware (a "Parent Merger") in accordance with the merger documents submitted on the Closing Date in substantially the form attached to an officer's certificate accompanying such documents; (iv) Telergy Central may complete the conversion transaction as contemplated and pursuant to the terms of the Conversion Rights Agreement (the "Telergy Central Conversion"), provided that, (A) the Borrower provides the Administrative Agent with no less than 10 calendar days, notice of the Telergy Central Conversion, (B) upon the consummation of the Telergy Central Conversion, 100% of the Capital Stock of Telergy Central is pledged to secure the Obligations, and (C) upon the consummation of the Telergy Central Conversion, 100% of the Telergy Central's assets (other than Excluded Assets) are pledged to secure the Obligations, and (v) Telergy Canada may merge with any other Subsidiary in a transaction where a non-Controlling amount of the Capital Stock of the surviving entity may be owned by another Person to the extent required by the Laws of Canada (any such transaction being hereinafter referred to as a "Telergy Canada Reorganization"); or

            (b) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any portion of their assets (whether now owned or hereafter acquired), or any amount of Capital Stock of any Subsidiary of the Parent, or consummate any other Asset Disposition or Fiber Disposition (provided that, issuances of Capital Stock by the Parent in accordance with the terms of Section 7.11 hereof shall not be prohibited by this Section 7.06), except that (i) the Parent, the Borrower and any of their Subsidiaries may sell or dispose of inventory and obsolete equipment in the ordinary course of business, (ii) the


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

      Parent, the Borrower or any of their Subsidiaries may sell, lease or otherwise dispose of assets to any Wholly Owned Subsidiary (or Telergy Central) of the Parent for which (A) 100% of the Capital Stock of such Subsidiary is pledged to secure the Obligations, (B) such Wholly Owned Subsidiary has pledged its assets (other than Excluded Assets) to secure the Obligations, and (C) such Wholly Owned Subsidiary has executed a Guaranty of the Obligations to the extent required by the terms of this Agreement, and (iii) the Borrower or any of its Subsidiaries may consummate Fiber Dispositions not prohibited by the terms of Section 7.15 hereof, and (iv) in addition to dispositions permitted by (i), (ii) and
      (iii) above, the Parent, the Borrower or any of their Subsidiaries may consummate Asset Dispositions in an amount in the aggregate over the term of this Agreement not to exceed $1,000,000.

      SECTION 7.07. Restricted Payments. The Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries to, make any Restricted Payment, provided, however, that

            (a) any Subsidiary of the Borrower may declare and pay dividends or make other distributions, or repay loans and advances, to a Wholly Owned Subsidiary of the Borrower (other than Telergy Canada) or to Telergy Central,

            (b) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect thereto, the Parent, the Borrower or their Subsidiaries may make payments of interest only in accordance with the terms of the Nortel Credit Line and all other Debt for Borrowed Money described on Schedule 7.02 hereof,

            (c) the Parent, the Borrower or their Subsidiaries may make payments of interest and principal amounts to the M&T Bank on the amount the Parent is permitted to borrow under Section 7.02(f) hereof,

            (d) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect thereto, Telergy Central may make payments to its members under the Telergy Central Operating Agreement for the payment of income taxes,

            (e) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect thereto, the Parent, the Borrower or their Subsidiaries may, from time to time, make payments pursuant to and in accordance with the GATX Lease Agreement,

            (f) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect thereto, the Parent, the Borrower or their Subsidiaries may make scheduled in kind dividend payments of the Global Preferred Stock and dividends in-kind on the Special Common Stock,

            (g) the Parent, the Borrower and their Subsidiaries may enter into any transactions specifically permitted by Sections 7.08 and 7.10 hereof,


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

            (h) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect thereto, the Parent, the Borrower or their Subsidiaries may repay the principal amount of (i) indebtedness listed on Part B of Schedule 7.02 hereto scheduled to be repaid in accordance with the terms of the agreements relating thereto as they exist on the Closing Date and (ii) indebtedness scheduled to be repaid in accordance with the terms of any agreements relating to Debt for Borrowed Money permitted to be incurred under Section 7.02(d) or Section 7.02(e) hereof; and (iii) Debt for Borrowed Money scheduled to be repaid in accordance with the Nortel Credit Line;

            (i) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect thereto, the Borrower may declare and pay dividends to the Parent in connection with Debt for Borrowed Money of the Parent permitted under the terms of this Agreement and ordinary course of business operating expenses; and

            (j) the Parent, the Borrower and their Subsidiaries may repay the Nortel Note with the proceeds of this Loan.

      SECTION 7.08. Transactions with Affiliates. Except as permitted in Section
7.06 hereof, Section 7.12 hereof or in connection with any transaction described on Schedule 7.08 hereof, the Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, or permit any Subsidiary of the Borrower or the Parent to sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with any of its Affiliates, except that the Parent, the Borrower and their Subsidiaries (other than Telergy Canada) may engage in any of the foregoing transactions in the ordinary course of business as currently conducted or to be conducted at prices and on terms and conditions not less favorable to the Parent, the Borrower or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties.

      SECTION 7.09. Limitation on Restrictive Agreements. The Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries to, enter into after the date hereof any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon the amendment of, the restatement or substitution of, or the acceptance of any consent or waiver with respect to, or any similar restriction, with respect to this Agreement or any of the other Loan Papers.

      SECTION 7.10. Amendments to Organizational Documents and Material Agreements. The Borrower will not, and will not cause or permit the Parent or any of their Subsidiaries to, enter into any amendment of any term or provision, or accept any consent or waiver with respect to any such provision, of (a) its articles of incorporation, by-laws, the Operating Agreement or its organizational documents, as applicable, in a manner that adversely affects the interests of the Lenders; provided, that, (i) Telergy Canada may amend its articles of incorporation and by-laws to the extent necessary to consummate any Telergy Canada Reorganization, (ii) Telergy Central may amend any of its organizational documents to the extent necessary to consummate the Telergy


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

Central Conversion, and (iii) the Parent may amend its articles of incorporation or by-laws to the extent necessary to complete the Parent Merger or to increase the outstanding shares of its Capital Stock or to effect a common Capital Stock split, (b) any document evidencing Debt for Borrowed Money of the Parent, the Borrower or their Subsidiaries in existence on the date hereof, (c) documents and instruments evidencing indebtedness owed to M&T Bank, (d) the documents and agreements evidencing Debt for Borrowed Money executed in connection with the Nortel Credit Line, (e) the documents and agreements evidencing Debt for Borrowed Money executed in connection with the GATX Lease Agreement, (f) the documents and agreements evidencing Debt for Borrowed Money executed in connection with any Interest Hedge Agreements, (g) the documents and agreements evidencing Debt for Borrowed Money permitted by Section 7.02(e) hereof, (h) the documents and agreements evidencing Debt for Borrowed Money executed in connection with Permitted Refinancing Indebtedness, (i) any agreement, document or instrument related to, or executed or delivered in connection with, any equity interest or Capital Stock of the Parent, the Borrower or their Subsidiaries in a manner that is adverse to the interests of the Lenders and (j) any Right of Way Agreement.

      SECTION 7.11. Issuances of Capital Stock. The Borrower shall not, and shall not permit the Parent or any of their Subsidiaries to (a) make or permit any transfer, assignment, distribution, mortgage, pledge or gift of any shares of Capital Stock of the Parent, the Borrower or their Subsidiaries, except to another Wholly Owned Subsidiary of the Parent or the Borrower and (b) issue any Capital Stock or grant any Stock Rights, except: (i) the Parent may issue Class A Capital Stock of the Parent in accordance with the terms of the Stock Rights in existence on the Closing Date and described on Schedule 7.11, (ii) so long as there exists no Default or Event of Default both immediately before and immediately after giving effect thereto, issuances by the Parent of its Class A Capital Stock in connection with the Private Offering, so long as such issuance does not cause a Change in Control, (iii) so long as here exists no Default or Event of Default both immediately before and immediately after giving effect thereto, Class A Capital Stock of the Parent issued pursuant to the Stock Plan, so long as such issuance does not cause a Change in Control, and (iv) so long as there exists no Default or Event of Default both immediately before and after giving effect thereto, payments in kind with respect to dividends on the Global Preferred Stock or the Special Common Stock.

      SECTION 7.12. Subsidiaries of the Borrower that are not Wholly Owned Subsidiaries. The Borrower shall not, and shall not permit the Parent or any of their Subsidiaries to, contribute any equity, make any loan, advance or other investment in, or otherwise conduct any business with, (i) any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary (other than Telergy Central) or is not a co-maker of the Note or (ii) a non-Wholly Owned Subsidiary of the Parent which (A) has not executed a security agreement pledging all such Subsidiary's assets as security for the Obligations of this Agreement, (B) for which the Borrower or the Parent has not executed a pledge agreement pledging 100% of the Capital Stock of such Subsidiary owned by the Borrower or the Parent, and (C) which has not executed an unlimited Guaranty of the Obligations to the extent required by the terms of this Agreement.

      SECTION 7.13. ERISA. The Borrower shall not, and shall not permit the Parent or any of their Subsidiaries to, establish any Plan during the term of this Agreement, except for a 401(k) savings plan.

      SECTION 7.14. Right-Of-Ways. The Borrower shall not, and shall not permit any of the Subsidiaries of the Parent or Telergy East to encumber any Right-of-Way for the purpose of incurring or securing after the Closing Date any Debt for Borrowed Money (except those related to the acquisition of such Right-of-Way and provided such encumbrances related only to the Right-of-Way so acquired).

      SECTION 7.15. Fiber Dispositions. The Borrower shall not, and shall not permit the Parent or any of their Subsidiaries to, consummate any Fiber Disposition, provided that, the Parent, the Borrower or their Subsidiaries may consummate Fiber Dispositions so long as, in each case (a) there exists no Default or Event of Default at the time such Fiber Disposition is made, (b) such Fiber Disposition would not result in the Parent, the Borrower and their Subsidiaries having the cumulative indefeasible right to use the telecommunications capacity on less than (i) 25% of the aggregate optical fibers within the Phase I optical fiber routes identified in Schedule 7.15 hereto to which the IRU or other interest subject to the Fiber Disposition is granted or
(ii) 10% of the optical fibers within any one of the Phase I optical fiber routes identified in Schedule 7.15 hereto to which the IRU or other interest subject to the Fiber Disposition is granted, except the Buffalo, New York to Syracuse, New York route and the Syracuse New York to Albany, New York route, which may be reduced to no less than 5% of the optical fiber within such fiber route and (c) the Board of Directors has determined in good faith that the disposition of the fiber capacity involved in such Fiber Disposition would not cause a shortage of fiber capacity to the Parent, the Borrower or any of their Subsidiaries which would interfere with (i) the Parent's, the Borrower's or any of their Subsidiaries' ability to continue providing telecommunications services at the then current level; or (ii) the Parent's, the Borrower's or any of their Subsidiaries' business plan.

                                 ARTICLE VIII

                               Events of Default

      SECTION 8.01. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law or otherwise:

      (a) default shall be made in the payment of any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (b) default shall be made in the payment of any interest on the Loan or any Fee or any other amount (other than an amount referred to in (a) above) due under this Agreement or any other Loan Paper, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

      (c) default shall be made in the due observance or performance by the Parent, the Borrower or any of their Subsidiaries of any covenant, condition or agreement contained in Sections 6.01(a), 6.05, 6.08 or 6.10 hereof or in Article VII hereof;

      (d) default shall be made in the due observance or performance by the Parent, the Borrower or any of their Subsidiaries of any covenant, condition or agreement contained in this Agreement (other than those specified in (a), (b) or (c) above) or in any Loan Paper and such default shall continue unremedied for a period of 30 days after the earlier of (i) actual knowledge thereof by any Responsible Officer and (ii) receipt of notice thereof from the Administrative Agent or any Lender;

      (e) any representation or warranty made or deemed made by the Parent, the Borrower or any of their Subsidiaries in or in connection with this Agreement or in any other Loan Paper, or in connection with the borrowings hereunder; or any representation, warranty, statement or written information contained in any report, certificate, financial statement or other instrument prepared by the Parent, the Borrower or any of their Subsidiaries and furnished by the Parent, the Borrower or any of their Subsidiaries in connection with or pursuant to this Agreement or any other Loan Paper, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

      (f) the Parent, the Borrower or any of their Subsidiaries shall (i) other than Debt for Borrowed Money under this Agreement, fail to pay any principal or interest, regardless of amount, due in respect of any Debt for Borrowed Money of the Parent, the Borrower or any of their Subsidiaries in a principal amount in excess of $2,500,000, when and as the same shall become due and payable (and such failure continues after the expiration of any applicable grace periods set forth therein), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt for Borrowed Money if the effect of any failure referred to in this clause (ii) is to (A) cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf to cause, such Debt for Borrowed Money to become due prior to its stated maturity or (B) cause any redemption, prepayment, reduction of commitment or other non-scheduled principal reduction in any such Debt for Borrowed Money prior to its maturity;

      (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Parent, the Borrower or any of their Subsidiaries, or of a substantial part of the property or assets of the Parent, the Borrower or their Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any of their Subsidiaries or for a substantial part of the property or assets of the Parent, the Borrower or any of their Subsidiaries or (iii) the winding-up or liquidation of the Parent, the Borrower or any of their Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (h) the Parent, the Borrower or any of their Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any of their Subsidiaries or for a substantial part of the property or assets of the Parent, the Borrower or any of their Subsidiaries,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

      (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Parent, the Borrower or any of their Subsidiaries, or any combination thereof and the same shall remain undischarged or unpaid for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Parent, the Borrower or any of their Subsidiaries to enforce any such judgment;

      (j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Parent, the Borrower or any of their Subsidiaries, or any combination thereof, in an aggregate amount exceeding $1,000,000;

      (k) any of the following shall occur: (i) this Agreement, any pledge agreement, any security agreement, any guarantee or any Note executed in connection with this Agreement (collectively, the "Material Loan Agreements"), or any material provision of any thereof shall, for any reason, not be valid and binding on the Parent, the Borrower or any of their Subsidiaries signatory thereto, or not be in full force and effect, or shall be declared to be null and void; or (ii) the validity or enforceability of any Material Loan Agreement shall be contested by any of the Parent, the Borrower or any of their Subsidiaries, or any of their Affiliates; or (iii) any of the Parent, the Borrower or their Subsidiaries shall deny in writing that it has any or further liability or obligation under its respective Material Loan Agreements; or (iv) any default or breach under any provision of any Material Loan Agreement shall continue after the applicable grace period, if any, specified in such Material Loan Agreement;

      (l) any of the following shall have occurred: (i) any Loan Paper shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in the Collateral purported to be covered thereby (except as permitted by the terms of this Agreement or as caused, or consented to, by the Lenders); or (ii) less than 100% of the Capital Stock of Telergy Parkway shall be pledged to secure the Obligations (except as caused, or consented to, by the Lenders); or (iii) less than 100% of the Pledged Stock (except the Capital Stock of Telergy Parkway) shall be pledged to secure the Obligations (except as caused, or consented to, by the Lenders); or (iv) the guaranties by the Guarantors of the Obligations required to be delivered in accordance with the terms of this Agreement shall not be fully enforceable against each such Guarantor; or (v) the security agreements by Telergy Parkway granting Liens on its assets to secure the Obligations required to be delivered in accordance with the terms of this Agreement shall not be fully enforceable against Telergy Parkway or (vi) the security agreements by the Subsidiaries granting Liens on their assets to secure the Obligations required to be delivered in accordance with the terms of this Agreement shall not be fully enforceable against each such Subsidiary;

      (m) for the date January 1, 2000 and for all dates thereafter, the Parent, the Borrower or their Subsidiaries shall suffer a catastrophic failure in any computer application material to its business and operations where such failure lasts for a period in excess of 30 consecutive days, except in such instances where such occurrence would not be reasonably expected to have a Material Adverse Effect, or in such instances where the Borrower replaces the functionality of the failed computer application through the use of some other application or system;

      (n) any of the following shall have occurred: (i) a final non-appealable order is issued by any Governmental Authority or Tribunal, including, but not limited to, the FCC, any applicable PUC, or the United States Justice Department, requiring any of the Parent, the Borrower or any of their Subsidiaries to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (ii) any Tribunal shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of the Parent, the Borrower or any of their Subsidiaries;

      (o) any of the following shall have occurred if the effect thereof could be reasonably expected to have a Material Adverse Effect: (i) any license from any Governmental Authority whether presently existing or hereafter granted to or obtained by the Parent, the Borrower or any of their Subsidiaries shall expire without renewal or be suspended or revoked, or (ii) the Parent, the Borrower or any of their Subsidiaries shall become subject to any injunction or other order affecting or which could reasonably be expected to affect the Parent's, the Borrower's or any of their Subsidiaries' present or proposed operations under any such license;

      (p) any civil action, suit or proceeding shall be commenced against the Parent, the Borrower or any of their Subsidiaries under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction, and which is either non-appealable or which the Parent, the Borrower or such Subsidiary has elected not to appeal and such adverse determination could reasonable be expected to have a Material Adverse Effect; or any criminal action or proceeding shall be commenced against the Parent, the Borrower or any of their Subsidiaries under any federal or state racketeering statute (including, without limitation, RICO);

      (q)   there shall occur a Change in Control;

      (r) any litigation commenced against the Parent, the Borrower or any of their Subsidiaries is adversely determined by a court of applicable jurisdiction, which such litigation is either non-appealable or which the Parent, the Borrower or any of their Subsidiaries has elected not to appeal, and in either case, could reasonably expected to have a Material Adverse Effect;


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

      (s) the Parent, the Borrower or any of their Subsidiaries shall fail to comply in any respect with the Communications Act, or any rule or regulation promulgated by the FCC or any applicable PUC, and such failure could reasonably be expected to have a Material Adverse Effect; or any license or authorization constituting authorizations, permits or licenses of the Parent, the Borrower or any of their Subsidiaries material to the operation of the business of the Parent, the Borrower and any of their Subsidiaries, has expired or shall expire without having been renewed or shall be canceled or impaired, and such expiration, cancellation or impairment could reasonably be expected to have a Material Adverse Effect;

      (t) the Parent, the Borrower or any of their Subsidiaries shall fail to operate its business for any period of time which, in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

      (u) any Substantial Portion shall not, for any reason (including, without limitation, loss of FCC license, fiber network or otherwise) be operating for a period in excess of 30 days. For purposes of this subsection (u), "Substantial Portion" means any portion of the telecommunications system of the Parent, the Borrower and their Subsidiaries that has generated, for the most recently completed twelve month period, in excess of five percent of EBITDA.

      SECTION 8.02. Remedies Upon Default. If an Event of Default described in
Section 8.01(g) or Section 8.01(h) hereof shall occur with respect to the Parent, the Borrower or any of their Subsidiaries, the Commitment shall be immediately terminated and the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the immediately foregoing sentence, if any Event of Default shall occur and be continuing, then no LIBOR Advances shall be available to the Borrower, and Administrative Agent may at its election, and shall at the direction of Majority Lenders, do any one or more of the following:

      (a) Declare the entire unpaid balance of all Advances immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate or notice of any other kind (except notices specifically provided for under Section 8.01), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

      (b) Terminate the Commitment;

      (c) Reduce any claim of Administrative Agent and Lenders to judgment;

      (d) Exercise any Rights afforded under any Loan Papers or by Law, including, without limitation to the UCC, in equity or otherwise; or

      (e) Cause the Parent, the Borrower or any of their Subsidiaries to cash collateralize the Letters of Credit.

      SECTION 8.03. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable and whether or not Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

      SECTION 8.04. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.

      SECTION 8.05. Performance by Administrative Agent or any Lender. Should any covenant of any of the Borrower, the Parent or their Subsidiaries fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of such Person. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and neither shall ever have, except by express written consent of Administrative Agent or such Lender, any liability or responsibility for the performance of any duties or covenants of the Borrower, the Parent or their Subsidiaries.

      SECTION 8.06. Expenditures. The Borrower shall reimburse Administrative Agent and each Lender for any sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the Base Rate in effect from time to time, plus 2.0%, and (b) the Highest Lawful Rate, from the date spent until the date of repayment by the Borrower; provided, that interest shall cease accruing on such expenditures commencing five days after such expenditure unless and until Administrative Agent provides Borrower with notice of such expenditure, at which time interest shall recommence accrual as provided in this Section 8.06.

      SECTION 8.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of any of the Borrower, the Parent or their Subsidiaries, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if Administrative Agent or any Lender becomes the owner of any partnership, stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

                                  ARTICLE IX

                           The Administrative Agent

      SECTION 9.01. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent deems appropriate on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including, without limitation, enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 10.01), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to give to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by the Borrower for the Ratable or individual account of any Lender.

      SECTION 9.02. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for the Parent, the Borrower or any of their Subsidiaries), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Papers on the part of the Borrower, the Parent or their Subsidiaries or to inspect the Property (including the books and records) of the Borrower, the Parent or their Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 9.03. Bank of America, N. A. and Affiliates. With respect to its Commitment, its Advances, its Specified Percentage and any Loan Papers, Bank of America, N. A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. Bank of America, N. A. and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with, any of the Borrower, the Parent or any of their Subsidiaries, any Affiliate thereof, and any Person who may do business therewith, all as if Bank of America, N. A. were not Administrative Agent and without any duty to account therefor to any Lender.

      SECTION 9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 6.04 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

      SECTION 9.05. Indemnification by Lenders. Lenders shall indemnify Administrative Agent, Ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including any negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, Ratably, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 9.05 shall survive the termination of this Agreement.

      SECTION 9.06. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and the Borrower, and may be removed at any time with or without cause by the action of all Lenders (other than Administrative Agent, if it is a Lender). Upon any such resignation, Majority Lenders shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrower (which shall not be unreasonably withheld, provided further that no such consent shall be required after the occurrence of and during the continuance of any Default or Event of Default). If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this
Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE X

                                 Miscellaneous

      SECTION 10.01. Waivers; Amendment.

      (a) Neither this Agreement nor any provision hereof or in any other Loan Paper may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent, with the consent of the Majority Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of, or any scheduled principal payment date, or date for the payment of any interest on the Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on the Loan, decrease the Commitment Fee, the Letter of Credit fee or any other fees owing hereunder, without the prior written consent of each Lender affected thereby, (ii) release any material Collateral or guaranty of the Obligations, provided that, the Administrative Agent may, at the Borrower's request and without the consent of any Lender, release (A) any immaterial portion of the Collateral that is immaterial to the business of the Parent, the Borrower and their Subsidiaries, and (B) any portion of the Collateral permitted by the terms of this Agreement to be sold or disposed of (in an IRU or otherwise) in accordance with the terms of Section
7.06 hereof (and so long as the Borrower confirms to the Administrative Agent that it intends to comply with the terms of Section 2.06 hereof, and grant a Lien on all newly acquired equipment in accordance with the terms of Section 2.16(b) hereof); (iii) amend or modify the provisions of this Section or the definition of the terms "Available Commitment", "Commitment", "Unavailable Commitment", "Specified Percentage" or "Majority Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Borrower may rely on the written representation by the Administrative Agent that consent of the Majority Lenders was obtained.

      (b) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision


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

of this Agreement or any other Loan Paper, or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) above, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      SECTION 10.02. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a)   if to the Borrower, to it at:

            c\o Telergy, Inc.
            One Telergy Parkway
            East Syracuse, New York  13075
            Attention:              Kevin J. Kelly
            Telephone No.:    (315) 433-5330
            Facsimile No.:    (315) 433-5358

      With a copy to:

            Telergy, Inc.
            20 Corporate Woods Boulevard
            Albany, New York  12211
            Attention:              General Counsel
            Telephone No.:    (518) 462-1882
            Facsimile No.:    (518) 463-9937

      With a copy to:

            Stearns, Weaver, Miller, Weissler, Alhadeff & Sitterson, P.A. 150 W. Flagler Street, Suite 2200
            Miami, Florida 33130
            Attention:        Steven D. Rubin
            Telephone No.:    (305) 789-3517
            Facsimile No.:    (305) 789-3395



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
      (b)   if to the Administrative Agent, to it at:

            Bank of America, N. A.
            Bank of America Plaza
            901 Main Street, 64th Floor
            Dallas, Texas  75202
            Telephone No.:    (214)  209-0157
            Telecopier No.:   (214)  209-9390

            Attention:        Tony Cacheria
                              Managing Director

            With a copy to:

            Donohoe, Jameson & Carroll, P.C.
            3400 Renaissance Tower
            1201 Elm Street
            Dallas, Texas  75270
            Telephone No.:    (214) 698-3814
            Telecopier No.:   (214) 744-0231
            Attention:        Melissa Ruman Stewart
                              Michael D. Cuda

      (c) if to a Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement and the other Loan Papers shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.02.

      SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      SECTION 10.04. Successors and Assigns.

      (a) Whenever in this Agreement or any other Loan Paper any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement and the other Loan Papers shall bind and inure to the benefit of their respective successors and assigns.

      (b) Each Lender may assign to one or more assignee (an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Loan Papers (including all or a portion of the Loan at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Administrative Agent and, provided that there exists no Default or Event of Default, the Borrower, such consent not to be unreasonably withheld, must give its prior written consent to such assignment and (y) the amount of the Loan of


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

the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Loan) and will not result in the unassigned portion, if any, of the assigning Lender's Loan being less than $5,000,000, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 payable by the parties to the Assignment and Acceptance (unless such fee is waived by the Administrative Agent) and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire. From and after the later of (i) the effective date specified in each Assignment and Acceptance and (ii) delivery of such Assignment and Acceptance to the Administrative Agent, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the other Loan Papers and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Papers, such Lender shall cease to be a party hereto and to the Loan Papers, but shall continue to be entitled to the benefits of Sections 2.07 and 9.05 hereof, as well as to any Fees accrued for its account and not yet paid). The Borrower shall, at their expense, issue to the assignor and assignee a new Note, as applicable, in the respective amounts of each such Lender's Specified Percentage in the Loan.

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its outstanding balance of its Loan in each case without giving effect to assignments thereof which have nor become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Paper, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Paper, or any other instrument or document furnished pursuant hereto, or the financial condition of the Parent, the Borrower or any of their Subsidiaries, or the performance or observance by the Parent, the Borrower or any of their Subsidiaries of any of its obligations under this Agreement or any other Loan Paper, or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 4.05 or delivered pursuant to Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Papers are required to be performed by it as a Lender.

      (d) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement and the other Loan Papers (including all or a portion of its Loan owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.06 hereof to the same extent as if they were Lenders, provided that, such participant shall not be entitled to any greater benefit of such Section than the Lenders selling such participation interest has at the time and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Papers, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loan and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Papers (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loan, extending any scheduled principal payment date or date fixed for the payment of interest on the Loan).

      (e) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section
10.04 disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

      (f) Any Lender may at any time assign all or any portion of its rights under this Agreement and the other Loan Papers to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto.

      (g) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

      SECTION 10.05. Expenses; Indemnity.

      (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (other than income taxes or amounts relating to income taxes) incurred by the Administrative Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Papers or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the Loan Papers, or in connection with the Loan made hereunder, including the reasonable fees, charges and disbursements of Special Counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

      (b) The Borrower agrees to indemnify the Administrative Agent, each Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (but excluding income taxes and amounts relating to income taxes), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement and the other Loan Papers or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (other than those matters raised exclusively by a participant against the Administrative Agent or any Lender and not the Borrower and related solely to such party's actions),
(ii) the use of the proceeds of the Loan or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that with respect to such indemnity, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of, or breach of contract by, such Indemnitee.

      (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the other Loan Papers, the consummation of the transactions contemplated hereby, the repayment of any of the Loan, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Paper, or any investigation made by or on behalf of the Administrative Agent, any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

      SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender shall promptly notify the Borrower after any such set off and application. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT, IN THE CASE OF CERTAIN OF THE OTHER LOAN PAPERS, TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION AND EFFECT OF PERFECTION OR NON-PERFECTION OF, CERTAIN LIENS).

      SECTION 10.08. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement and the other Loan Papers shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loan, regardless of any investigation made by the Lenders, or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any Fee or any other amount payable under this Agreement or any other Loan Paper is outstanding and unpaid. The provisions of Sections 2.06 and 10.05 hereof shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any portion of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Paper, or any investigation made by or on behalf of the Administrative Agent or any Lender.

      SECTION 10.09. Interest Rate Limitation. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall the Borrower or any other Person be obligated to pay any amount in excess of the Maximum Amount. If the Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Parent, the Borrower and each of their Subsidiaries, the Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither the Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 10.09 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

      SECTION 10.10. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE


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PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN PAPER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN PAPERS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

      SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Paper should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03 hereof. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 10.15. Jurisdiction; Consent to Service of Process.

      (a) The Borrower, the Administrative Agent and each Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Paper, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any


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

such action or proceeding may be heard and determined in such New York State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Paper shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Paper against the Borrower or its properties in the courts of any jurisdiction.

      (b) The Borrower, the Administrative Agent and each Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Paper in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement and any other Loan Paper irrevocably consents to service of process in the manner provided for notices in Section
10.02 hereof. Nothing in this Agreement or any other Loan Paper will affect the right of any party to this Agreement or any other Loan Paper to serve process in any other manner permitted by Law.

      SECTION 10.16. Release of Collateral. Promptly after payment in full of all of the Obligations, the Administrative Agent and the Lenders hereby agree that they will (a) execute all reasonable releases and UCC-3's necessary to release all of the Lenders' Liens on the Collateral and (b) deliver all of the Pledged Stock, together with the stock powers, if any, to the applicable pledgors or as otherwise directed by the Borrower, and return the Note to the Borrower marked "canceled" or "paid" or, at the Borrower's request and expense, assign this Agreement and any or all Loan Papers to such party as the Borrower may direct, in writing. Promptly upon payment in full of all of the Obligations, this Agreement shall terminate.

      SECTION 10.17. Amendment, Restatement, Extension, Renewal and Increase. This Agreement is a renewal and amendment and restatement of the Original Credit Agreement, and, as such, all terms and provisions supersede in their entirety the Original Credit Agreement. All subordination agreements, security agreements, pledge agreements, mortgages, deeds of trust and other documents and instruments granting any security interest or assigning any interest in any assets of the Parent, the Borrower or any of their Subsidiaries to secure the Obligation executed and delivered in connection with this Agreement that restate any previously granted interest shall supersede any subordination agreements, security agreements, pledge agreements, mortgages, deeds of trust and other documents and instruments granting any security interest or assigning any interest in any assets of the Parent, the Borrower or their Subsidiaries that were executed and delivered in connection with the Original Credit Agreement (the "Original Security Documents"), except for the Liens created under the Original Security Documents which shall remain valid, binding and enforceable Liens against the Parent, the Borrower, their Subsidiaries and each of the other Persons granting any such Liens as amended by this Agreement and the other Loan Papers. All other Original Security Documents shall continue to secure the Obligations as herein defined, and shall be in full force and effect as amended by this Agreement and the other Loan Papers.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE BORROWER:

                              TELERGY OPERATING, INC.


                              _____________________________________________


                              By:__________________________________________


                              Its:_________________________________________


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THE ADMINISTRATIVE AGENT:
                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent

                                    _____________________________
                                    By:    Anthony M. Cacheria
                                    Title: Managing Director

THE LENDERS:
SPECIFIED                           BANK OF AMERICA, N.A.,
PERCENTAGE ON THE CLOSING:          individually as a Lender
DATE: 28.57142857143%

Address:
901 Main Street
64th Floor
Dallas, Texas  75202
                                    _____________________________
                                    By:    Anthony M. Cacheria
Attn:       Tony Cacheria           Title: Managing Director
Telephone:  (214) 209-0157
Telecopy:   (214) 209-9390

SPECIFIED                           TORONTO DOMINION (TEXAS), INC.
PERCENTAGE ON THE CLOSING:          individually as a Lender
DATE: 28.57142857143%


Address:
____________
____________
____________

                                    ________________________________
                                    By:_____________________________
Attn:______________                 Title:__________________________
Telephone:_________
Telecopy:__________


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

SPECIFIED                           CIBC INC.
PERCENTAGE ON THE CLOSING:          individually as a Lender
DATE: 22.85714285714%

Address:
____________
____________
____________

                                    ________________________________
                                    By:_____________________________
Attn:______________                 Title:__________________________
Telephone:_________
Telecopy:__________


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

SPECIFIED                           ROYAL BANK OF CANADA,
PERCENTAGE ON THE CLOSING:          individually as a Lender
DATE: 20.000000000%

Address:
____________
____________
____________

                                    ________________________________
                                    By:_____________________________
Attn:______________                 Title:__________________________
Telephone:_________
Telecopy:__________


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

                                    NEWCOURT COMMERCIAL FINANCE
                                    CORPORATION,  individually as a Lender

Address:
____________
____________
____________

                                    ________________________________
                                    By:_____________________________
Attn:______________                 Title:__________________________
Telephone:_________
Telecopy:__________

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